The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 FILED PURSUANT TO RULE 424(B)(5)
 REGISTRATION STATEMENT NO. 333-294597
SUBJECT TO COMPLETION, DATED AUGUST 11, 2026
PRELIMINARY PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MARCH 31, 2026)
American Depositary Shares
(Representing       Ordinary Shares)
EDAP TMS S.A.
$      per American Depositary Share

We are offering      American depositary shares, or ADSs, representing ordinary shares of EDAP TMS S.A. pursuant to this prospectus supplement and the accompanying prospectus. Each ADS will represent one ordinary share, nominal value €0.13 per share. EDAP TMS S.A. is operating under the commercial name “FocalTherics.”
The ADSs began trading under the ticker symbol “FOCL.” on the Nasdaq Global Market at the market open on June 1, 2026. Prior to June 1, 2026, the ADSs traded on the Nasdaq Global Market under the symbol “EDAP.” On August 10, 2026, the last reported sale price of the ADSs was $6.08 per ADS on the Nasdaq Global Market.
We are a “smaller reporting company” under applicable Securities and Exchange Commission rules and, as such, have elected to comply with certain reduced public company reporting requirements.
Investing in our securities involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a description of certain risks you should consider before investing in our securities.
Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
	Per ADS	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to us, before expenses	$	$

(1)
See “Underwriting” beginning on page S-24 of this prospectus supplement for a description of the compensation payable to the underwriters and estimated offering expenses.

We have granted the underwriters an option for a period of 30 days to purchase up to an additional      ADSs. If the underwriters exercise the option in full, the total underwriting discounts and commissions will be $      and the total proceeds to us, before expenses, will be $      .
The underwriters expect to deliver the ADSs against payment on or about       , 2026, which is the second business day following the first trading date of the ADSs (this settlement cycle is referred to as “T+2”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the ADSs on any day prior to the business day before delivery will be required, by virtue of the fact that the ADSs initially will settle in T+2, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of ADSs who wish to make such trades should consult their own advisors.
Joint Book-Running Managers
TD Cowen	Mizuho
Co-Managers
H.C. Wainwright & Co.	Lucid Capital Markets
The date of this prospectus supplement is August   , 2026

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC on March 25, 2026 using a “shelf” registration process, which was declared effective March 31, 2026.
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. The information contained in this prospectus supplement and in the accompanying prospectus may be supplemented from time-to-time with applicable free writing prospectuses prepared by us or on our behalf or to which we may have referred you in connection with this offering.
If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. If any statement in this prospectus supplement or the accompanying prospectus is inconsistent with a statement in another document that is incorporated by reference into this prospectus and having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.
Documents incorporated by reference herein may include industry and market data and other information that we have obtained from, or which is based upon, market research, independent industry publications or other publicly available information. Any such data and other information is subject to change based on various factors, including those described in this prospectus supplement and the accompanying prospectus under the heading “Risk Factors” and under “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, which is incorporated herein by reference.
You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by us or on our behalf or to which we may have referred you in connection with this offering together with the additional information described in this prospectus supplement under “Documents Incorporated By Reference” and “Where You Can Find More Information.”
We have not, and the underwriters have not, authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus filed by us with the SEC. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this prospectus supplement, the accompanying prospectus, any document incorporated by reference, or any free writing prospectus is accurate as of any date, other than the date mentioned on the cover page of such documents, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or the time of any sale of an ADS. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.
This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the registration statement, and you may obtain copies of those documents as described below under “Documents Incorporated By Reference” and “Where You Can Find More Information.”
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

S-ii

Neither we nor the underwriters of this offering are making an offer to sell or solicitations to buy the ADSs in any jurisdiction in which an offer or solicitation is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
For investors outside the United States: Neither we nor the underwriters of this offering have done anything that would permit this offering or possession or distribution of this prospectus supplement or the accompanying prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus supplement outside the United States.
Unless the context otherwise requires, references herein to “we,” “us,” “our” or “group” are to EDAP TMS S.A. (operating under the commercial name “FocalTherics”) and its consolidated subsidiaries, and references herein to the “Company,” “FocalTherics” or “EDAP” are to EDAP TMS S.A. on a stand-alone basis.
We prepare our consolidated financial statements in conformity with United States generally accepted accounting principles (“U.S. GAAP”). In this prospectus supplement, references to “euro” or “€” are to the legal currency of the countries of the European Monetary Union, including the Republic of France, and references to “dollars,” “U.S. dollars” or “$” are to the legal currency of the United States of America. The reporting currency of the Company for all years presented herein and incorporated by reference herein is the U.S. dollar while its functional currency is the euro. The functional currency of each subsidiary of the Company is its local currency.
Euro-denominated amounts included in this prospectus supplement (and not amounts derived from the Company’s U.S. dollar consolidated financial statements) have been translated into dollar amounts solely for the convenience of the reader at an exchange rate of €1.00 = $1.1519 on July 31, 2026, the Noon Buying Rate as published by the Federal Reserve Bank of New York for that date. Such amounts are not necessarily indicative of the amounts that could actually have been purchased upon exchange of U.S. dollars and/or euros at the dates indicated and have been provided solely for the convenience of the reader.

S-iii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
The statements incorporated by reference or contained in this prospectus supplement and the accompanying prospectus discuss our future expectations and include other forward-looking information within the meaning of Section 27A of the U.S. Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our actual results may differ materially from those expressed in forward-looking statements made or incorporated by reference into this prospectus supplement and the accompanying prospectus.
All statements other than present and historical facts and conditions, including forward-looking statements expressing our beliefs, plans, objectives, business strategy, or future events, performance or results of operations and financial position, are forward-looking statements, which involve estimates, assumptions, risks and uncertainties. Therefore, our actual results and performance may differ materially from those expressed in the forward-looking statements. Forward-looking statements often, although not always, include words or phrases such as the following: “believe,” “plan,” “intend,” “should,” “estimate,” “expect” and “anticipate” or their negative or similar expressions, which reflect our expectations about future events and financial performance. Forward-looking statements involve inherent risks and uncertainties, including matters not yet known to us or not currently considered material by us.
Actual events or results may differ materially from those expressed or implied in such forward-looking statements as a result of various factors. Factors that could affect future results or cause actual events or results to differ materially from those expressed or implied in forward-looking statements include, but are not limited to:
•
risks associated with our financial position, indebtedness and our ability to raise capital;

•
the success of our High Intensity Focused Ultrasound (“HIFU”) technology;

•
the uncertainty of market acceptance for our HIFU devices;

•
the market potential for our HIFU devices;

•
the risks associated with the intended discontinuation of our Extracorporeal Shock Wave Lithotripsy (“ESWL”) and Distribution operating segments, including that the discontinuation may take longer or cost more than expected, may result in disputes with customers, distributors, employees or other counterparties, and may not produce the strategic benefits anticipated;

•
the clinical and regulatory status of our devices in various geographical territories;

•
the uncertainty in the regulatory agencies review and approval process for any of our devices and changes in their recommendations and guidance;

•
the impact of government regulation, particularly relating to public healthcare systems and the commercial distribution of medical devices;

•
effects of intense competition in the markets in which we operate;

•
the uncertainty of reimbursement status of procedures performed with our products and their level of reimbursement;

•
dependence on our strategic suppliers and distribution partners;

•
difficulties to attract and recruit high-level experts in software, design, and development of high technology devices such as our HIFU products;

•
any event or other occurrence that would interrupt operations at our primary production facility;

•
reliance on patents, licenses and key proprietary technologies;

•
cybersecurity risks and incidents;

•
product liability risk;

•
risk of exchange rate fluctuations, particularly between the euro and the U.S. dollar and between the euro and the Japanese yen;

S-iv

•
fluctuations in results of operations due to the cyclical nature of demand for medical devices;

•
risks associated with the current worldwide inflationary environment, uncertain worldwide economic, political and financial environment geopolitical instability, climate change impact, pandemics, and each of their related impacts on our business operations;

•
risks relating to ownership of our securities;

•
risks relating to securities litigations involving class actions; and

•
our use of the proceeds from this offering.

You should also consider the information contained in “Risk Factors” in this prospectus supplement and the risk factors set forth in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the information contained in our periodic filings and submissions with the SEC (including our current reports on Form 8-K to the extent they are incorporated by reference herein).
Any forward-looking statement speaks only as of the date on which that statement is made. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. We qualify all of our forward-looking statements by these cautionary statements.

S-v

PROSPECTUS SUPPLEMENT SUMMARY
The following summary highlights selected information about us and this offering and does not contain all of the information that you need to consider in making your investment decision. You should carefully read this prospectus supplement and the accompanying prospectus, including any information incorporated by reference into this prospectus supplement and the accompanying prospectus, in their entirety, including the risks of investing in our securities discussed under the heading “Risk Factors” herein and in the documents incorporated herein by reference and our financial statements, and the exhibits to the registration statement of which this prospectus supplement is a part.
Our Company
We develop, manufacture, promote, and distribute advanced minimally invasive therapeutic ultrasound technologies for the treatment of cancer and benign diseases. Our flagship product, the Focal One® Robotic HIFU (high-intensity focused ultrasound) system, received CE Mark for the treatment of prostate cancer in 2013 and FDA clearance in 2018. In 2025, Focal One received CE Mark for the treatment of posterior deep infiltrating endometriosis. Focal One is used by hospitals in approximately 30 countries, including the United States and countries across Europe, Latin America, the Middle East, and Asia (including India, Taiwan, Korea, and Malaysia). Our revenue is driven by sales of Focal One Robotic HIFU systems and recurring revenue from Focal One procedures and annual service contracts.
Recent Developments
Discontinuation of ESWL and Distribution Operating Segments
On May 29, 2026, we announced our intention to report and classify our ESWL and Distribution operating segments as discontinued operations in our financial statements beginning with second quarter 2026.
Change in Commercial Name
Effective June 1, 2026, we began operating under the commercial name FocalTherics and changed our Nasdaq ticker symbol to “FOCL.” This new name and identity reflects and reinforces our emerging leadership in defining, building, and driving the growing category of robotic focal therapy.
HIFU Update
During the second quarter of 2026, we sold 13 Focal One Robotic HIFU systems, a 44% increase over the 9 Focal One Robotic HIFU systems we sold in the second quarter of 2025. As a result, at the end of the second quarter of 2026, there were 184 installed Focal One Robotic HIFU systems in place, an increase of 38 from the 146 installed Focal One Robotic HIFU systems in place at the end of the second quarter of 2025. The number of Focal One Robotic HIFU procedures increased by 47% in the second quarter of 2026 compared to the second quarter of 2025.
Expansions into New Indications
Expansion into Benign Prostatic Hyperplasia (BPH)
We are advancing the evaluation of our Focal One Robotic HIFU platform for the potential treatment of benign prostatic hyperplasia (“BPH”). Based on published third-party estimates, more than 100 million men worldwide are living with BPH, with more than 13 million new cases diagnosed annually including over 600,000 in the United States. We believe our experience in robotic HIFU for prostate cancer may provide a foundation for developing a non-invasive treatment option for patients with BPH. Our BPH development program is currently focused on feasibility studies inside and outside the United States. In the United States, the feasibility study has received Institutional Review Board approval. Outside the United States, a multicenter feasibility study is underway.
Focal One has not been cleared or approved by the U.S. Food and Drug Administration (the “FDA”) or any other regulatory authority for the treatment of BPH, and its use for that indication is investigational.

There can be no assurance that our BPH development program will be successful or that Focal One will receive regulatory clearance or approval for this indication.
Expansion into Endometriosis
We are also advancing development of the Focal One Robotic HIFU platform for the potential treatment of deep infiltrating endometriosis, a severe form of endometriosis for which treatment options are currently limited primarily to hormonal therapy and surgery. Based on published third-party estimates, approximately 38 million women worldwide are affected by deep infiltrating endometriosis, with more than 783,000 patients diagnosed annually including over 225,000 in the United States. We believe our robotic HIFU technology may provide a non-invasive treatment alternative, as opposed to current treatment options that are limited to hormone therapy and/or invasive surgery, designed to reduce symptoms and improve quality of life. Outside the United States, our endometriosis program is progressing through ongoing clinical development, including a randomized controlled pivotal study, and we have initiated a limited commercial launch in Europe under our CE mark for this indication. In the United States, we received FDA Breakthrough Device Designation for this indication in 2024 and are evaluating long-term data generated from our European studies to inform our regulatory strategy.
Focal One has not been cleared or approved by the FDA for the treatment of deep infiltrating endometriosis, and its use for that indication in the United States is investigational. Breakthrough Device Designation provides for enhanced interaction with the FDA during development and review but does not guarantee or accelerate clearance or approval, and there can be no assurance that Focal One will receive clearance or approval for this indication.
Preliminary Unaudited Estimated Financial Results as of and for the Six Months Ended June 30, 2026
During the second quarter of 2026, the ESWL and Distribution segments met the criteria to be classified as held for sale under ASC 205-20, Presentation of Financial Statements — Discontinued Operations, and ASC 360-10, Property, Plant, and Equipment, and we determined that the planned exit represents a strategic shift that will have a major effect on our operations and financial results. Accordingly, our unaudited financial results as of and for the six months ended June 30, 2026 will reflect our ESWL and Distribution operating segments as discontinued operations. We will reclassify certain prior year amounts to conform to the current year’s presentation for discontinued operations.
We are in the process of finalizing our results as of and for the six months ended June 30, 2026. We have presented below ranges of certain unaudited preliminary results as of and for the six months ended June 30, 2026, as well as the comparative period for the six months ended June 30, 2025. The following information reflects our preliminary estimates with respect to such data based on currently available information and does not present all necessary information for an understanding of our financial condition as of and for the six months ended June 30, 2026. These estimated metrics should not be viewed as a substitute for our financial statements prepared in accordance with GAAP that are included in this prospectus supplement.
We have provided ranges, rather than specific amounts, for the information below, primarily because our financial closing and analysis procedures as of and for the six months ended June 30, 2026 are not yet completed. This unaudited estimated financial information has been prepared by, and is the responsibility of, our management and is subject to revisions based on our procedures and controls associated with our financial reporting process. Accordingly, undue reliance should not be placed on these preliminary estimates. Our independent registered public accounting firm, KPMG S.A., has not audited, reviewed, examined, compiled, nor applied agreed-upon procedures with respect to our preliminary results or the accounting treatment thereof and does not express an opinion or any other form of assurance with respect thereto. Our actual unaudited condensed consolidated financial statements as of and for the six months ended June 30, 2026 are not expected to be filed with the SEC until after the completion of this offering.

While we believe that such information and estimates are based on reasonable assumptions and management’s reasonable judgment, our actual results may vary as we complete our closing procedures. Factors that could cause the actual results to differ include (but are not limited to) the discovery of new information that affects accounting estimates and management’s judgments, or impacts valuation methodologies underlying these estimated results; and a variety of business, economic, and competitive risks and uncertainties, many of which are not within our control, and we undertake no obligation to update this information, unless required by law. Further, our preliminary estimates below are not necessarily indicative of the metrics to be expected for any future period as a result of various factors, including, but not limited to, those discussed in “Risk Factors” and “Special Note Regarding Forward-Looking Statements.” This information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal period ended December 31, 2025 and in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026 and our consolidated financial statements and the related notes, each incorporated by reference in this prospectus supplement.
The following tables provide detail on our preliminary unaudited estimated financial results as of and for the six months ended June 30, 2026:
As of June 30, 2026
(Amounts in thousands of U.S. dollars) (unaudited)
Cash, cash equivalents and short-term investments	$21,542
	Six Months Ended June 30, 2025	Six Months Ended June 30, 2026
		Low End of Range	High End of Range
	(Amounts in thousands of U.S. dollars, except percentages) (unaudited)
Revenue from Continuing Operations	$16,009	$24,300	$24,800
Revenue from Discontinued Operations	$16,337	$11,600	$11,850
Net Loss from Continuing Operations	$(14,135)	$(24,300)	$(24,000)
Net Profit from Discontinued Operations	$285	$350	$450
Gross Margin from Continuing Operations	50.1%	52.0%	54.0%
Gross Margin from Discontinued Operations	34.6%	34.0%	36.0%
For the three months ended June 30, 2026, we expect that Revenue from Continuing Operations will be between $12.7 million and $13.2 million, representing an increase between 34% and 39% from the three months ended June 30, 2025.
For the three months ended June 30, 2026, we expect our Operating Loss from Continuing Operations to range from $7.5 million to $8.5 million.
Implications of Being a Smaller Reporting Company
We are a “smaller reporting company” as defined in Rule 12b-2 under the Exchange Act. We may take advantage of certain scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled down disclosures for so long as (i) our voting and non-voting ordinary shares held by non-affiliates is less than $250.0 million measured as of June 30th of such fiscal year or (ii) our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting ordinary shares held by non-affiliates is less than $700.0 million measured as of June 30th of such fiscal year. We expect to be a smaller reporting company for our periodic reports in 2027.

Our Corporate Information
Our legal name is EDAP TMS S.A. and our commercial name is FocalTherics®. The Company is registered with the French trade and companies registry under number 316 488 204 R.C.S. Lyon. Our principal executive offices are located at Parc d’Activités la Poudrette- Lamartine, 4/6, rue du Dauphiné, 69120 Vaulx-en-Velin, France and our telephone number is +33 (0) 4 72 15 31 50. We also maintain a website at www.FocalOne.com. The reference to our website is an inactive textual reference only and the information contained in, or that can be accessed through, our website is not a part of this prospectus supplement or the accompanying prospectus.

THE OFFERING
ADSs we are offering
       ADSs, each ADS representing one ordinary share.
Public offering price per ADS
$      .
Ordinary shares to be outstanding after this offering(1)
       ordinary shares (or       ordinary shares if the underwriters’ option to purchase additional ADSs is exercised in full).
Option to purchase additional ADSs
The underwriters have a 30-day option to purchase up to an additional       ADSs at the offering price.
Use of proceeds
We intend to use the net proceeds from this offering for operating costs, capital expenditures and for general corporate purposes, including working capital. See “Use of Proceeds.”
American Depositary Shares
Each ADS represents one ordinary share, nominal value €0.13 per share. The Depositary or its custodian, or a nominee of either, will hold the ordinary shares underlying the ADSs and you will have the rights of an ADS holder as provided in the deposit agreement among us, the Depositary and all holders and beneficial owners of ADSs issued thereunder. You should carefully read the information under the caption “American Depositary Shares” in Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated by reference herein, and the deposit agreement, which is filed as an exhibit to the registration statement pursuant to which this prospectus supplement is filed.
Depositary
The Bank of New York Mellon.
The Nasdaq Global Market symbol
The ADSs are listed for trading on the Nasdaq Global Market under the symbol “FOCL.”
Risk Factors
Before deciding whether to invest in our securities, you should carefully consider the risks described under “Risk Factors” beginning on page S-7 of this prospectus supplement, as well as the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and the notes thereto.
Settlement
The underwriters expect to deliver the ADSs against payment therefor on or about          , 2026, on a “T+2” basis. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the ADSs prior to the business day before delivery will be required, by virtue of the fact that the ADSs initially will settle in T+2, to specify an alternate settlement cycle at the time of any such trade to prevent a failed a settlement. Purchasers of ADSs who wish to make such trades should consult their own advisors.

(1)
The number of ordinary shares that will be issued and outstanding after this offering is based on 37,481,986 ordinary shares outstanding as of March 31, 2026, and excludes:

•
269,533 ordinary shares held as treasury stock as of March 31, 2026;

•
4,909,880 ordinary shares issuable upon the exercise of vested and unvested employee stock options outstanding but not exercised as of March 31, 2026;

•
598,000 ordinary shares issuable upon vesting of free shares outstanding but not vested as of March 31, 2026;

•
582,000 ordinary shares issuable under the Company’s 2025-2 Restricted Stock Unit (Free Share) Plan as of March 31, 2026, as approved pursuant to delegations of authority from our shareholders approved on June 27, 2025;

•
1,603,000 ordinary shares issuable under the Company’s 2025 Share Subscription Option Plan as of March 31, 2026, as approved pursuant to delegations of authority from our shareholders approved on June 27, 2025; and

•
2,624,421 ordinary shares issuable upon exercise of outstanding warrants as of March 31, 2026.

Except as otherwise noted, the information in this prospectus supplement assumes no exercise of options, vesting of unvested free shares or exercise of warrants. For information regarding authorizations for additional issuances of ordinary shares, stock options or free shares, see “Description of Share Capital.” Except as otherwise noted, all information in this prospectus supplement assumes no exercise of the underwriters’ option to purchase additional ADSs.

RISK FACTORS
An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed below, together with all of the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated herein by reference. If any of the following risks are realized, our business, financial condition, operating results and prospects could be materially and adversely affected. In that event, the market price of our securities could decline, and you could lose part or all of your investment. Additionally, the risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business, financial condition, operating results and prospects.
Risks Related to our Organization and Operations
Our previously announced intention to discontinue our ESWL and Distribution operating segments may materially and adversely affect our business, financial condition, operating results and prospects or cause revenue disruption.
We recently announced our intention to discontinue our ESWL and Distribution operating segments and intent to report and classify them as discontinued operations in our financial statements beginning with the second quarter of 2026. While this strategy aligns with our long-term strategic goals, it carries inherent risks, including:
•
that the discontinuation may take longer or cost more than expected, may result in disputes with customers, distributors, employees or other counterparties, and may not produce the strategic benefits anticipated;

•
a potential reduction in our global near-term revenue as we scale back our distribution activities;

•
a possible decline in stock price, particularly if investors perceive the shift as a risk to short-term revenues, if investors do not agree with the strategic change, or if the transition does not proceed as smoothly as anticipated; and

•
strained relationships with investors and stakeholders who may be concerned about the potential negative financial and reputational impact of this strategic change, including the potential loss of revenue streams from the discontinuance of our ESWL and Distribution operating segments.

The execution of this discontinuance may involve significant risks, even beyond those outlined above, that could materially and adversely affect our business, financial condition, operating results and prospects or cause revenue disruption.
Risks Relating to the Ordinary Shares, the ADSs and this Offering
The industry in which we operate is included in the list of critical technologies subject to foreign investment control procedure in France, which may limit the ability to certain non-French investors to participate in this or any other offering of our securities.
The completion of any investment (i) by (a) an individual of foreign nationality, (b) any individual of French nationality not domiciled in France within the meaning of Article 4B of the French General Tax Code (Code général des impôts), (c) any entity governed by foreign law, and (d) any entity governed by French law controlled by one or more of the entities referred to in (a) to (c), (ii) which would result in (a) the acquisition of control-within the meaning of Article L. 233-3 of the French Commercial Code of a French company, (b) the acquisition of all or part of a line of business of a French company, (c) for individuals who are not nationals of a Member State of the European Union or of a State party to the agreement on the European Economic Area that has entered into an administrative assistance agreement with France and/or are not domiciled in one of these States, or for legal entities of which at least one of the members of the control chain is not governed by the law of one of these States or is not a national and/or is not domiciled there, to cross the threshold of 25% of the voting rights of a French company or the threshold of 10% of the voting rights of a French company whose shares are admitted to trading on a regulated market (see below), and (iii) whose activities concern, even occasionally, the research and development of so-called critical technologies, such as biotechnologies, and considered essential to the protection of public health, is subject to prior authorization by the French Minister of the Economy (Ministère de l’Économie).
From August 17, 2026, the scope of regulated markets mentioned above will include not only (i) the regulated markets located in EU or EEA Member States and included on ESMA’s list, but also (ii) the markets located in third countries benefiting from an EU equivalence decision (including U.S. NYSE and Nasdaq); and (iii) the following specifically designated exchanges: London Stock Exchange (United Kingdom); SIX Swiss Exchange (Switzerland); Toronto Stock Exchange (Canada); Singapore Exchange (Singapore); Japan Exchange (Japan); and Korea Exchange (South Korea). The crossing of the threshold of 10% of the voting rights of French companies whose shares are admitted to trading on a regulated market is subject to a fast-track review procedure (filing of a simplified form, delay for the Minister to respond limited to 10 days, transaction deemed authorized in the absence of a response at the end of the delay).
If an investment in us requiring the prior authorization of the Minister of the Economy is made without such authorization having been granted, the Minister of the Economy may cancel the transaction or order (possibly under financial penalty) the investor concerned (i) to submit an application for authorization, (ii) to have the previous situation restored at its own expense or (iii) to modify the investment. In addition, the Minister may impose undertakings and conditions on the investor (including regular reporting commitments). The investor concerned could also be declared administratively and criminally liable and be sanctioned, in particular, by exclusion from any public contract or by a fine which may not exceed the highest of the following three amounts: (i) twice the amount of the investment concerned, (ii) 10% of our annual pre-tax revenues and (iii) €5 million (for a company) or €1 million (for an individual). The application of these regulations is likely to constitute a potential barrier to investments made by investors located outside the European Economic Area and could therefore limit our access to sources of financing.
Our securities may be affected by volume fluctuations, and may fluctuate significantly in price, causing you to lose some or all of your investment.
The ADSs are traded on the Nasdaq Global Market. The average daily trading volume of the ADSs in 2025 was approximately 80,000, the low and high bid price of the ADSs for the last two fiscal years ended on December 31, 2025, and December 31, 2024, was $3.45 and $8.50, and $1.21 and $2.12, respectively. The ADSs have experienced, and are likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of the ADSs without regard to our operating performance. For example, the average daily trading volume of the ADSs in December 2025 was 62,959 as opposed to 235,289 for the same period of 2024. The price of our securities and the ADSs in particular, may fluctuate as a result of a variety of factors, including changes in our business, operations and prospects, and factors beyond our control, including regulatory considerations, results of clinical trials of our products or those of our competitors, developments in patents and other proprietary rights, general market and economic conditions and results of operations being below analysts’ or investors’ expectations.
Any downward pressure on the price of ADSs caused by the sale of ADSs could also encourage short sales of the ADSs by third parties. In a short sale, a prospective seller borrows shares from a shareholder or broker and sells the borrowed shares. The prospective seller hopes that the share price will decline, at which time the seller can purchase shares at a lower price for delivery back to the lender. The seller profits when the share price declines because it is purchasing shares at a price lower than the sale price of the borrowed shares. Such sales could place downward pressure on the price of the ADSs by increasing the number of ADSs being sold, which could further contribute to any decline in the market price of the ADSs.
These broad market and industry factors may adversely affect the market price of the ADSs, regardless of our operating performance. If you invest in the ADSs, you could lose some or all of your investment. In addition, periods of volatility in the market price of a company’s securities, often trigger securities class action litigation. Any additional litigation, if instituted, causes and could cause us to incur substantial costs and our management resources are and could be diverted to defending such litigation, which could adversely affect our financial condition or results of operations.

If you purchase ADSs in this offering, you will experience substantial and immediate dilution in the book value of your shares.
If you purchase ADSs in this offering, you will experience substantial and immediate dilution of $      per ADS in the net tangible book value after giving effect to (A) the sale in this offering of      ADS at the public offering price of $      per ADS and (B) the underwriting discounts and estimated offering expenses payable by us in this offering, because the price that you pay will be substantially greater than the net tangible book value per ordinary share represented by the ordinary shares represented by ADSs that you acquire. The net tangible book value as of March 31, 2026 was $0.15 per ADS. If the underwriters exercise their option to purchase additional ADSs, then you will experience additional dilution. For a further description of the dilution that you will experience immediately after this offering, see the section of this prospectus supplement titled “Dilution.”
You will experience additional dilution upon exercise of any stock options to purchase ordinary shares granted under our equity incentive plans, if we issue free shares to our management as described under the caption “Description of Share Capital,” or if we otherwise issue additional ordinary shares (including ordinary shares represented by ADSs) below the offering price.
Our management will have broad discretion over the use of the proceeds from this offering and may apply these proceeds in ways that may not increase the value of your investment.
Our management will have broad discretion in the application of the net proceeds that we receive from this offering, and you will be relying on its judgment regarding the application of these proceeds. We currently intend to use the net proceeds from this offering for operating costs, capital expenditures and for general corporate purposes, including working capital. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. As a result, we may spend or invest these proceeds in a way with which our shareholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from this offering in accordance with our investment policy in a manner that may not produce income or that may lose value. These investments may not yield a favorable return to our investors.
If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the price of the ADSs and trading volume could decline.
The trading market for the ADSs depends in part on the research and reports that securities or industry analysts publish about us or our business. If few or no securities or industry analysts cover us, the trading price for the ADSs would be negatively impacted. If one or more of the analysts who covers us downgrades the ADSs or publishes incorrect or unfavorable research about our business, the price of the ADSs would likely decline. If one or more of these analysts ceases coverage of our company or fails to publish reports on us regularly, or downgrades the ADSs, or if we fail to meet the expectations of analysts, that could also cause the price of the ADSs or trading volume to decline.
Holders of ADSs have fewer rights than shareholders and must act through the Depositary to exercise those rights.
Holders of ADSs do not have the same rights as shareholders and accordingly, cannot exercise rights of shareholders against us. The Depositary is the registered shareholder of the deposited shares underlying the ADSs, and therefore holders of ADSs will have the rights provided for and in accordance with the terms of the deposit agreement. We have used and will continue to use reasonable efforts to request that the Depositary notify the holders of ADSs of upcoming votes and ask for voting instructions from them. If a holder fails to return a voting instruction card to the Depositary by the date established by it for receipt of such voting instructions, or if the Depositary receives an improperly completed or blank voting instruction card, or if the voting instructions included in the voting instruction card are illegible or unclear, then such holder will be deemed to have instructed the Depositary to vote its shares and the Depositary shall vote such shares in favor of any resolution proposed or approved by our Board of Directors and against any resolution not so proposed or approved.

Preferential subscription rights may not be available for U.S. persons.
Under French law, shareholders have preferential rights to subscribe for cash issuances of new shares or other securities giving rights to acquire additional shares on a pro rata basis. U.S. holders of our securities may not be able to exercise preferential subscription rights for their shares unless a registration statement under the Securities Act is effective with respect to such rights or an exemption from the registration requirements imposed by the Securities Act is available. We may, from time to time, issue new shares or other securities giving rights to acquire additional shares (such as warrants) at a time when no registration statement is in effect and no Securities Act exemption is available. If so, U.S. holders of our securities will be unable to exercise their preferential rights and their interests will be diluted. We are under no obligation to file any registration statement in connection with any issuance of new shares or other securities.
For holders of ADSs, the Depositary may make these rights or other distributions available to holders after we instruct it to do so and provide it with evidence that it is legal to do so. If we fail to do this and the Depositary determines that it is impractical to sell the rights, it may allow these rights to lapse. In that case, the holders of ADSs will receive no value for them.
If we are unable to complete this offering, we will require additional funding to support our operations for the next twelve months.
We believe our cash, cash equivalents and short-term investments (excluding any cash raised in connection with this offering) will be sufficient to fund our operations, as currently planned, through the second quarter of 2027. Because our cash, cash equivalents and short-term investments (excluding any cash raised in connection with this offering) will not be sufficient to fund our operations, as currently planned, for the next twelve months beyond the date of this prospectus supplement, if we are unable to complete this offering, we expect that (i) we will report in our next Quarterly Report on Form 10-Q that there is substantial doubt regarding our ability to continue as a going concern, and (ii) we will require additional funding to support our operations for the next twelve months.

DILUTION
If you invest in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per ADS and our net tangible book value per ordinary share immediately after this offering.
Our net tangible book value as of March 31, 2026 was $5.6 million, or $0.15 per ordinary share and per ADS. Net tangible book value per ordinary share is determined by dividing total assets, excluding goodwill and intangible assets, less total liabilities by the aggregate number of ordinary shares outstanding as of March 31, 2026.
After giving effect to the sale by us of      ADSs at the public offering price of $      per ADS, and after deducting the underwriting discounts and commissions ($      per ADS) and estimated offering expenses ($      ), our net tangible book value as of March 31, 2026 would have been $      million, or $      per ordinary share and per ADS. This represents an immediate increase in net tangible book value of $      per ordinary share and per ADS to our existing holders and an immediate dilution of $      per ordinary share represented by ADSs to new investors in this offering.
The following table illustrates such per share dilution:
Public offering price per ADS		$
Net tangible book value per ordinary share and per ADS outstanding as of March 31, 2026	$0.15
Increase in net tangible book value per ordinary share and per ADS attributable to new investors purchasing ADSs in this offering
As adjusted net tangible book value per ordinary share and per ADS as of March 31, 2026, after giving effect to this offering
Dilution per ADS to new investors purchasing ADSs in this offering		$
If the underwriters fully exercise their option to purchase additional ADSs, the as-adjusted net tangible book value after this offering would increase by $      per ordinary share and per ADS, and there would be an immediate dilution of $      per ordinary share represented by ADSs to new investors in this offering.
To the extent that options are exercised, new options are issued under our existing or future equity incentive plans, warrants are exercised, new warrants are issued, free shares are issued, as described under the caption “Description of Share Capital,” or we issue additional ordinary shares (including ordinary shares represented by ADSs) in the future, there may be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of additional equity, the issuance of these securities could result in further dilution.
The number of ordinary shares that will be issued and outstanding after this offering is based on 37,481,986 ordinary shares outstanding as of March 31, 2026, and excludes:
•
269,533 ordinary shares held as treasury stock as of March 31, 2026;

•
4,909,880 ordinary shares issuable upon the exercise of vested and unvested employee stock options outstanding but not exercised as of March 31, 2026;

•
598,000 ordinary shares issuable upon vesting of free shares outstanding but not vested as of March 31, 2026;

•
582,000 ordinary shares issuable under the Company’s 2025-2 Restricted Stock Unit (Free Share) Plan as of March 31, 2026, as approved pursuant to delegations of authority from our shareholders approved on June 27, 2025;

•
1,603,000 ordinary shares issuable under the Company’s 2025 Share Subscription Option Plan as of March 31, 2026, as approved pursuant to delegations of authority from our shareholders approved on June 27, 2025; and

•
2,624,421 ordinary shares issuable upon exercise of outstanding warrants as of March 31, 2026.

Except as otherwise noted, the information in this prospectus supplement assumes no exercise of options, vesting of free shares or exercise of warrants.

USE OF PROCEEDS
We estimate that the net proceeds of this offering, after deducting underwriting discounts and commissions and excluding our estimated offering expenses will be approximately $      million.
We intend to use the net proceeds from this offering for operating costs, capital expenditures and for general corporate purposes, including working capital.
We cannot specify with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering. Due to uncertainties inherent in the product development, manufacturing and commercialization processes, it is difficult to estimate the exact amounts of the net proceeds that will be used for any particular purpose. In addition, the amount, allocation and timing of our actual expenditures will depend upon numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds.
Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including insured demand deposits with U.S. banks, U.S. money market mutual funds, and government securities.

DESCRIPTION OF SECURITIES OFFERED
Ordinary Shares
The material terms of the ordinary shares are described under the heading “Description of Share Capital and Bylaws” in the accompanying prospectus.
The following description of ordinary shares supplements and, as relevant, amends the description of ordinary shares under the heading “Description of Share Capital and Bylaws” in the accompanying prospectus.
Authorizations for additional issuances of stock options and free shares
On June 27, 2025, the shareholders authorized the Board of Directors, for a period of 38 months, to grant up to a maximum of 2,000,000 options to subscribe to 2,000,000 new shares at a fixed price to be set by the Board of Directors. As of March 31, 2026, 397,000 options authorized under this authorization were allocated, of which 377,000 are outstanding and 20,000 were cancelled following the departure of the relevant holders.
On June 27, 2025, the shareholders authorized the Board of Directors, for a period of 38 months, to grant up to a maximum of 600,000 free shares to certain employees and officers. As of March 31, 2026, 18,000 free shares pursuant to this authorization were granted. On June 26, 2026, the shareholders authorized the Board of Directors, for a period of 38 months, to grant up to a maximum of 2,200,000 free shares to certain employees and officers, which authorization terminated the prior June 27, 2025 authorization.
ADSs
The material terms of the ADSs are described under the heading “Description of American Depositary Shares” in the accompanying prospectus.

TAXATION
Certain Material U.S. Federal Income Tax Considerations
The following discussion describes certain material U.S. federal income tax considerations applicable to U.S. holders (as defined below) relating to the ownership and disposition of ADSs. This summary applies to U.S. holders that hold the ADSs as capital assets. This summary is based on the Internal Revenue Code (the “Code”), U.S. Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion does not address all of the U.S. federal income tax considerations that may be relevant to specific U.S. holders in light of their particular circumstances, or to U.S. holders subject to special treatment under U.S. federal income tax laws (such as certain financial institutions, insurance companies, broker-dealers and traders in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities, retirement plans, regulated investment companies, real estate investment trusts, certain former citizens, expatriates or long-term residents of the United States, persons that hold ADSs as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or integrated investment, persons deemed to sell the ADSs under the constructive sale provisions of the Code, persons who hold or receive the ADSs pursuant to the exercise of any employee stock option or otherwise as compensation, persons that have a “functional currency” other than the U.S. dollar, persons that own directly, indirectly or through attribution 10% or more of the voting power or value of the ADSs, corporations that accumulate earnings to avoid U.S. federal income tax, partnerships and other pass-through entities (or arrangements treated as a partnership for U.S. federal income tax purposes), and investors in such pass-through entities). This summary does not address any U.S. state or local tax consequences, non-U.S. tax consequences or any U.S. federal estate, gift or alternative minimum tax consequences, the application of special tax accounting rules under Section 451(b) of the Code or the Medicare contribution tax on net investment income.
As used in this discussion, the term “U.S. holder” means a beneficial owner of ADSs that is, for U.S. federal income tax purposes, or is treated as: (1) an individual who is a citizen or resident of the United States, (2) a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income tax regardless of its source or (4) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions or (y) that has elected under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds ADSs, the U.S. federal income tax consequences relating to an investment in ADSs will depend in part upon the status and activities of such entity or arrangement and the particular partner. Any such entity or arrangement and a partner of any such entity should consult its tax advisor regarding the U.S. federal income tax consequences applicable to it (and, as applicable, its partners) of the purchase, ownership and disposition of ADSs.
Persons considering an investment in ADSs should consult their tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership and disposition of ADSs, including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.
The discussion below assumes that the representations contained in the deposit agreement are true and that the obligations in the deposit agreement and any related agreement will be complied with in accordance with their terms. Generally, a holder of an ADS should be treated for U.S. federal income tax purposes as the beneficial owner of the ordinary shares represented by the ADS. Accordingly, no gain or loss will be recognized upon an exchange of ADSs for ordinary shares. The U.S. Treasury has expressed concerns that intermediaries in the chain of ownership between the holder of an ADS and the issuer of the security underlying the ADS may be taking actions that are inconsistent with the beneficial ownership by the holder of the underlying security. Accordingly, the creditability of foreign taxes, if any, as described below, could be affected by actions taken by intermediaries in the chain of ownership between the holders of ADSs and our company if as a result of such actions the holders of ADSs are not properly treated as beneficial owners of the underlying ordinary shares.

Passive foreign investment company consequences
In general, a corporation organized outside the United States will be treated as a passive foreign investment company (“PFIC”), for any taxable year in which, after applying certain look-through rules, either (1) at least 75% of its gross income is “passive income”, or (2) on average at least 50% of the value of its assets, determined on the basis of a quarterly average, are assets that produce passive income or are held for the production of passive income. Passive income for this purpose generally includes, among other things, dividends, interest, certain royalties, rents, and gains from the sale or exchange of property that gives rise to passive income. Assets that produce or are held for the production of passive income generally include cash, even if held as working capital or raised in a public offering, marketable securities, and other assets that may produce passive income. Generally, in determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.
Our status as a PFIC will depend on the nature and composition of our gross income, and the nature, composition and value of our gross assets from time to time. We have not yet determined whether we expect to be a PFIC for the current taxable year. Based on the nature of our gross income and the estimated value and composition of our gross assets, we believe that we were not a PFIC during the taxable year ended December 31, 2025. Because we may hold a substantial amount of cash and cash equivalents, and because the calculation of the value of our assets may be based in part on the value of the ADSs or ordinary shares, which may fluctuate considerably, we may be a PFIC in the current taxable year or future taxable years. Even if we determine that we are not a PFIC for a taxable year, there can be no assurance that the Internal Revenue Service (the “IRS”) will agree with our conclusion or would not successfully challenge our position. Our status as a PFIC is a fact-intensive determination made on an annual basis applying principles and methodologies that are unclear in some respects and subject to varying interpretations. In particular, the characterization of our assets as active or passive may depend in part on our current and intended future business plans, which are subject to change. Accordingly, we cannot provide any assurance, and our U.S. counsel expresses no opinion with respect to our PFIC status for any prior, current or future taxable year.
If we are a PFIC in any taxable year during which a U.S. holder owns ADSs, the U.S. holder could be liable for additional taxes and interest charges under the “PFIC excess distribution regime” upon (1) a distribution paid during a taxable year that is greater than 125% of the average annual distributions paid in the three preceding taxable years, or, if shorter, the U.S. holder’s holding period for the ADSs, and (2) any gain recognized on a sale, exchange or other disposition, including a pledge, of the ADSs, whether or not we continue to be a PFIC. Under the PFIC excess distribution regime, the tax on such distribution or gain would be determined by allocating the distribution or gain ratably over the U.S. holder’s holding period for the ADSs. The amount allocated to the current taxable year (i.e., the year in which the distribution occurs or the gain is recognized) and any year prior to the first taxable year in which we are a PFIC will be taxed as ordinary income earned in the current taxable year. The amount allocated to other taxable years will be taxed at the highest marginal rates in effect for individuals or corporations, as applicable, to ordinary income for each such taxable year, and an interest charge, generally applicable to underpayments of tax, will be added to the tax.
If we are a PFIC for any year during which a U.S. holder holds ADSs, we generally must continue to be treated as a PFIC by that holder for all succeeding years during which the U.S. holder holds the ADSs, unless we cease to meet the requirements for PFIC status and the U.S. holder makes a “deemed sale” election with respect to the ADSs. If the election is made, the U.S. holder will be deemed to sell the ADSs it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, which may result in recognition of gain (but not loss) taxable under the PFIC excess distribution regime without the receipt of any corresponding cash. After the deemed sale election, the U.S. holder’s ADSs would not be treated as shares of a PFIC unless we subsequently again become a PFIC.
If we are a PFIC for any taxable year during which a U.S. holder holds ADSs and one of our subsidiaries or other entity in which we held a direct or indirect equity interest is also a PFIC (i.e., a lower-tier PFIC), such U.S. holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be subject to U.S. federal income tax under the PFIC excess distribution regime on certain distributions by the lower-tier PFIC and on gain from the disposition of shares of the lower-tier

PFIC even though such U.S. holder would not receive the proceeds of those distributions or dispositions. Each U.S. holder is advised to consult its tax advisors regarding the application of the PFIC rules to our non-U.S. subsidiaries.
If we are a PFIC, a U.S. holder will not be subject to tax under the PFIC excess distribution regime on distributions or gain recognized on ADSs if such U.S. holder makes a valid “mark-to-market” election for the ADSs. A mark-to-market election is available to a U.S. holder only for “marketable stock.” The ADSs will be marketable stock as long as they remain listed on the Nasdaq Global Market or other “qualified exchange” and are regularly traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. If a mark-to-market election is in effect, a U.S. holder generally would take into account, as ordinary income each year, the excess of the fair market value of the ADSs held at the end of such taxable year over the adjusted tax basis of such ADSs. The U.S. holder also would take into account, as an ordinary loss each year, the excess of the adjusted tax basis of such ADSs over their fair market value at the end of the taxable year, but only to the extent of the excess of amounts previously included in income over ordinary losses deducted as a result of the mark-to-market election. The U.S. holder’s tax basis in ADSs would be adjusted to reflect any income or loss recognized as a result of the mark-to-market election. Any gain from a sale, exchange or other disposition of ADSs in any taxable year in which we are a PFIC would be treated as ordinary income and any loss from such sale, exchange or other disposition would be treated first as ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as capital loss. If, after having been a PFIC for one or more taxable years, we cease to be classified as a PFIC for the remainder of a U.S. holder’s holding period in ADSs, the U.S. holder would not be required to take into account any unrecognized gain or loss in the manner described above and any subsequently recognized gain or loss would be subject to tax as described below “— Sale or Other Disposition of ADSs.”
A mark-to-market election will not apply to ADSs for any taxable year during which we are not a PFIC, but will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election will not apply to our subsidiaries. Accordingly, a U.S. holder may continue to be subject to tax under the PFIC excess distribution regime with respect to any lower-tier PFICs notwithstanding the U.S. holder’s mark-to-market election for the ADSs.
The tax consequences that would apply if we are a PFIC also would be different from those described above if a U.S. holder were able to make a valid qualified electing fund (“QEF”) election. For any taxable year in which we are a PFIC, we will determine whether we will provide to U.S. holders the information required to make a QEF election. However, there is no assurance that such information will be provided, and prospective investors should not assume that a QEF election will be available.
Each U.S. person that is a shareholder of a PFIC is generally required to file an annual information return on IRS Form 8621 containing such information as the U.S. Treasury Department may require. The failure to file IRS Form 8621 could result in the imposition of penalties and the extension of the statute of limitations with respect to U.S. federal income tax.
The U.S. federal income tax rules relating to PFICs are very complex. Prospective U.S. holders are strongly urged to consult their tax advisors with respect to the impact of PFIC status on the purchase, ownership and disposition of ADSs, the consequences to them of an investment in a PFIC, any elections available with respect to the ADSs and the IRS information reporting obligations with respect to the purchase, ownership and disposition of the ADSs.
Distributions
We currently do not expect to make distributions on the ADSs. Subject to the discussion above under “— Passive foreign investment company consequences,” a U.S. holder that receives a distribution with respect to ADSs generally will be required to include the gross amount of such distribution (including the full amount of any French withholding tax on such amount) in gross income as a dividend when actually or constructively received to the extent of the U.S. holder’s pro rata share of our current and/or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent a distribution received by a U.S. holder is not a dividend because it exceeds the U.S. holder’s pro rata share of our current and accumulated earnings and profits, it will be treated first as a tax-free return of capital and reduce (but not below zero) the adjusted tax basis of the U.S. holder’s ADSs. To the extent the distribution exceeds the adjusted tax basis of the U.S. holder’s ADSs, the remainder will be taxed as capital gain. Because we do not expect to account for our earnings and profits in accordance with U.S. federal income tax principles, U.S. holders should expect all distributions to be reported to them as dividends. Distributions on ADSs that are treated as dividends generally will constitute income from sources outside the United States for foreign tax credit purposes and generally will constitute passive category income. If any foreign withholding tax is imposed on dividends paid on ADSs, U.S. holders may be eligible for a foreign tax credit against such U.S. holder’s federal income tax liability, or an itemized deduction in lieu of a foreign tax credit. Such dividends will not be eligible for the “dividends received” deduction generally allowed to corporate shareholders with respect to dividends received from U.S. corporations.
Dividends paid by a “qualified foreign corporation” are eligible under current law for taxation at a reduced capital gains rate rather than the marginal tax rates generally applicable to ordinary income provided that certain requirements are met. A non-U.S. corporation (other than a corporation that is classified as a PFIC with respect to the U.S. holder for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation (a) if it is eligible for the benefits of a comprehensive tax treaty with the United States that the Secretary of Treasury of the United States determines is satisfactory for this purpose and that includes an exchange of information provision, or (b) with respect to any dividend it pays on shares that are readily tradable on an established securities market in the United States. We believe that the Company qualifies as a resident of France for purposes of, and are eligible for the benefits of, the Convention between the Government of the United States of America and the Government of the French Republic for the Avoidance of Double and the Prevention of Fiscal Evasion with respect to Taxes on Income and Capital, signed January 1, 1996, as amended and currently in force (the “Convention Treaty”). We also believe that the Convention Treaty should be treated as satisfying conditions described in clause (a) above, although there can be no assurance in this regard. Further, the ADSs will be listed on the Nasdaq Global Market, which is an established securities market in the United States, and we expect the ADSs to be readily tradable on the Nasdaq Global Market, although there can be no assurance in this regard. Subject to the discussion above under “— Passive foreign investment company consequences,” if the Convention Treaty is applicable, or if the ADSs are readily tradable on an established securities market in the United States, dividends paid on ADSs generally will be “qualified dividend income” in the hands of individual U.S. holders, provided that certain conditions are met, including certain holding period requirements and the absence of certain risk reduction transactions. Each U.S. holder is urged to consult its tax advisors regarding the availability of the reduced tax rate on dividends with regard to its particular circumstances.
Sale or other taxable disposition of ADSs
Subject to the discussion above under “— Passive foreign investment company consequences,” a U.S. holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the sale or other taxable disposition of ADSs in an amount equal to the difference, if any, between the amount realized (i.e., the amount of cash plus the fair market value of any property received) on the sale, exchange or other disposition and such U.S. holder’s adjusted tax basis in the ADSs. Such capital gain or loss generally will be long-term capital gain taxable at a reduced rate for non-corporate U.S. holders, or long-term capital loss if, on the date of sale or other taxable disposition, the ADSs were held by the U.S. holder for more than one year. Any capital gain of a non-corporate U.S. holder that is not long-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized from the sale or other disposition of ADSs will generally be gain or loss from sources within the United States for U.S. foreign tax credit purposes.
Information reporting and backup withholding
U.S. holders may be required to file certain U.S. information reporting returns with the IRS with respect to an investment in ADSs, including, among others, IRS Form 8938 (Statement of Specified Foreign Financial Assets). As described above under “— Passive foreign investment company consequences”, each U.S. holder who is a shareholder of a PFIC must file an annual report containing certain information.
Dividends on and proceeds from the sale or other disposition of ADSs may be reported to the IRS unless the U.S. holder establishes a basis for exemption. Backup withholding may apply to amounts subject to reporting if the U.S. holder fails to provide an accurate U.S. taxpayer identification number or otherwise establish a basis for exemption, or is described in certain other categories of persons. However, U.S. holders that are corporations generally are excluded from these information reporting and backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability if the required information is furnished by the U.S. holder on a timely basis to the IRS.
U.S. holders should consult their tax advisors regarding the backup withholding tax and information reporting rules.
THIS SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. YOU SHOULD CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF ADSs ARISING UNDER U.S. FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR ANY OTHER TAXING JURISDICTION.
THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PROSPECTIVE INVESTOR. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN ADSS IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.
Material French Income Tax Considerations
The following describes the material French income tax consequences to U.S. Holders (as defined below for the purposes of this section) of purchasing, owning and disposing of the ADSs and, unless otherwise noted, this discussion is the opinion of Jones Day, our French tax counsel, insofar as it relates to matters of French tax law and legal conclusions with respect to those matters.
This discussion does not purport to be a complete analysis or listing of all potential tax effects of the acquisition, ownership or disposition of the ADSs to any particular investor, and does not discuss tax considerations that arise from rules of general application or that are generally assumed to be known by investors. All of the following is subject to change. Such changes could apply retroactively and could affect the consequences described below.
In 2011, France introduced a comprehensive set of new tax rules applicable to French assets that are held by or in foreign trusts. These rules, among other things, provide for the inclusion of trust assets in the settlor’s net assets for purposes of applying the French real estate wealth tax, for the application of French gift and death duties to French assets held in trust, for a specific tax on capital on the French assets of foreign trusts not already subject to the French real estate wealth tax and for a number of French tax reporting and disclosure obligations. The following discussion does not address the French tax consequences applicable to securities (including ADSs) held in trusts. If securities are held in trust, the grantor, trustee and beneficiary are urged to consult their own tax advisors regarding the specific tax consequences of acquiring, owning and disposing of securities.
The description of the French income tax and wealth tax consequences set forth below is based on the Convention between the Government of the United States of America and the Government of the French Republic for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income and Capital of August 31, 1994 which came into force on December 30, 1995 (as amended by any subsequent protocols, including the protocol of January 13, 2009), and the tax guidelines issued by the French tax authorities in force as of the date hereof, or the Treaty.
For the purposes of this discussion of French income tax consequences, the term “U.S. Holder” means a beneficial owner of ADSs that is (1) an individual who is a U.S. citizen or resident for U.S. federal income tax purposes, (2) a U.S. domestic corporation or certain other entities created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, or (3) otherwise subject to U.S. federal income taxation on a net income basis in respect of ADSs.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds ADSs, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. If a U.S. Holder is a partner in a partnership that holds ADSs, such holder is urged to consult its own tax adviser regarding the specific tax consequences of acquiring, owning and disposing of ADSs.
This discussion applies only to investors that hold the ADSs as capital assets that have the U.S. dollar as their functional currency, that are entitled to Treaty benefits under the “Limitation on Benefits” provision contained in the Treaty, and whose ownership of the ADSs is not effectively connected to a permanent establishment or a fixed base in France.
Certain U.S. Holders (including, but not limited to, U.S. expatriates, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, banks, insurance companies, regulated investment companies, tax-exempt organizations, financial institutions, persons subject to the alternative minimum tax, persons who acquired the ADSs pursuant to the exercise of employee share options or otherwise as compensation, persons that own (directly, indirectly or by attribution) 5% or more of our voting stock or 5% or more of our outstanding share capital, dealers in securities or currencies, persons that elect to mark their securities to market for U.S. federal income tax purposes and persons holding ADSs as a position in a synthetic security, straddle or conversion transaction) may be subject to special rules not discussed below.
U.S. Holders are urged to consult their own tax advisors regarding the tax consequences of the purchase, ownership and disposition of ADSs in light of their particular circumstances, especially with regard to the “Limitations on Benefits” provision.
Estate and Gift Taxes
In general, a transfer of ADSs by gift or by reason of death of a U.S. Holder that would otherwise be subject to French gift or inheritance tax, respectively, will not be subject to such French tax by reason of the Convention between the Government of the United States of America and the Government of the French Republic for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Estates, Inheritances and Gifts, dated November 24, 1978 (as amended by the protocol dated December 8, 2004), unless the donor or the transferor is domiciled in France at the time of making the gift or at the time of his or her death, or the ADSs were used in, or held for use in, the conduct of a business through a permanent establishment or a fixed base in France.
Financial Transactions Tax
Pursuant to Article 235 ter ZD of the French Tax Code (Code général des impôts), or the “FTC”, purchases of certain securities issued by a French company, including ADSs, which are listed on a regulated market of the European Union or a foreign regulated market formally acknowledged by the AMF (in each case within the meaning of the French Monetary and Financial Code, or the “FMFC”) are subject in France to a 0.4% tax on financial transactions, or the “FTT”, provided inter alia that the issuer’s market capitalization exceeds €1.0 billion as of December 1 of the year preceding the taxation year (the rate of the FTT was raised from 0.3% to 0.4% for acquisitions made as of April 1, 2025).
A list of French relevant companies whose market capitalization exceeds €1.0 billion as of December 1 of the year preceding the taxation year within the meaning of Article 235 ter ZD of the French Tax Code is published annually by the French tax authorities. Pursuant to Regulations BOI-ANNX-000467-20251217 issued on December 17, 2025, as at December 1, 2025, our market capitalization did not exceed €1.0 billion and are therefore not included in such list. Furthermore, NASDAQ is not currently acknowledged by the AMF, but this may change in the future.
As a result, the ADSs are not currently within the scope of the FTT. Purchases of the ADSs may however become subject to the FTT if our market capitalization exceeds €1.0 billion and if NASDAQ is acknowledged by the AMF.

Registration Duties
In the case where the FTT is not applicable, (1) transfers of shares issued by a French company which are listed on a regulated or organized market within the meaning of the FMFC are subject to uncapped registration duties at the rate of 0.1% if the transfer is evidenced by a written statement (acte) executed either in France or outside France, whereas (2) transfers of shares issued by a French company which are not listed on a regulated or organized market within the meaning of the FMFC are subject to uncapped registration duties at the rate of 0.1% notwithstanding the existence of a written statement (acte).
As shares of the Company are not listed for French registration duties purposes, their transfer should be subject to uncapped registration duties at the rate of 0.1% notwithstanding the existence of a written agreement (acte).
Although there is neither case law nor official guidelines published by the French tax authorities on this point, transfers of ADSs should not be subject to the aforementioned 0.1% registration duties.
Wealth Tax
Since January 1, 2018, the French wealth tax (impôt de solidarité sur la fortune) has been repealed and replaced by a real estate wealth tax (impôt sur la fortune immobilière), which applies only to individuals owning French real estate assets or rights, directly or indirectly through one or more legal entities and whose net taxable assets amount to at least €1,300,000.
Broadly, subject to provisions of double tax treaties and to certain exceptions, individuals who are not residents of France for tax purposes within the meaning of Article 4 B of the FTC, are subject to real estate wealth tax in France in respect of the portion of the value of their shares of our Company representing real estate assets (Article 965, 2° of the FTC).
Some exceptions are provided by the FTC. For instance, any participations representing less than 10% of the share capital of an operating company and shares representing real estate for the professional use of the company considered shall not fall within the scope of the French real estate wealth tax.
Under the Treaty (the provisions of which should be applicable to this new real estate wealth tax in France), the French real estate wealth tax will however generally not apply to securities held by an eligible U.S. Holder who is a U.S. resident, as defined pursuant to the provisions of the Treaty, provided that such (i) U.S. Holder (a) does not own directly or indirectly more than 25% of the issuer’s financial rights and (b) that the ADSs do not form part of the business property of a permanent establishment or fixed base in France and (ii) that the issuer’s assets do not consist in at least 50 percent of real property located in France, or that the issuer’s shares do not derive at least 50 percent of their value, directly or indirectly, from real property located in France.
U.S. Holders are advised to consult their own tax advisor regarding the specific tax consequences which may apply to their particular situation with respect to such French real estate wealth tax.
Taxation of Dividends
Dividends paid by a French corporation to non-residents of France are generally subject to French withholding tax at a rate of 25% for corporate bodies or other legal entities or 12.8% for individuals, provided that they are the beneficial owners of the payment. Dividends paid by a French corporation in a non-cooperative State or territory, as set out in the list referred to in Article 238-0 A of the FTC, other than those mentioned in 2” of 2 bis of the same Article 238-0 A of the FTC, will generally be subject to French withholding tax at a rate of 75%. This list was last updated on April 15, 2026, and currently includes American Samoa, Anguilla, Antigua and Barbuda, Guam, Palaos, Panama, Russia, Turks and Caicos Islands, the United States Virgin Islands, Vanuatu and Vietnam. States referred to in Article 238-0 A, 2 bis-2” of the FTC, and thus outside of the scope of Article 244 bis B of the FTC, are currently American Samoa, Guam, Palaos, Panama, Russia, the United States Virgin Islands and Vietnam.
However, eligible U.S. Holders, other than individuals subject to the French withholding tax at a rate of 12.8%, entitled to Treaty benefits under the “Limitation on Benefits” provision contained in the Treaty who are U.S. residents, as defined pursuant to the provisions of the Treaty, will not be subject to this 25% or 75% withholding tax rate, but may be subject to the withholding tax at a reduced rate (as described below).
Under the Treaty, the rate of French withholding tax on dividends paid to an eligible U.S. Holder who is a U.S. resident as defined pursuant to the provisions of the Treaty and whose ownership of the ADSs is not effectively connected with a permanent establishment or fixed base that such U.S. Holder has in France, is generally reduced to 15%, or to 5% if such U.S. Holder is a corporation and owns directly or indirectly at least 10% of the share capital of the issuer; such U.S. Holder may claim a refund from the French tax authorities of the amount withheld in excess of the Treaty rates of 15% or 5%, if any.
For U.S. Holders that are not individuals but are U.S. residents, as defined pursuant to the provisions of the Treaty, the requirements for eligibility for Treaty benefits, including the reduced 5% or 15% withholding tax rates contained in the “Limitation on Benefits” provision of the Treaty, are complex, and certain technical changes were made to these requirements by the protocol of January 13, 2009. U.S. Holders are advised to consult their own tax advisors regarding their eligibility for Treaty benefits in light of their own particular circumstances.
In the event that dividends are paid by us, dividends paid to an eligible U.S. Holder may immediately be subject to the reduced rates of 5% or 15% provided that:
•
such holder establishes before the date of payment that it is a U.S. resident under the Treaty by completing and providing treaty forms (Forms 5000 and 5001); or

•
the depositary or other financial institution managing the U.S. Holder’s securities account in the U.S. provides the French paying agent, which will complete Forms 5000 and 5001 (as described above), with a document listing certain information about the U.S. Holder and its ADSs and a certificate (BOI-LETTRE-000138-28/07/2014) whereby the financial institution managing the U.S. Holder’s securities account in the U.S. takes full responsibility for the accuracy of the information provided in the document.

Otherwise, dividends paid to a U.S. Holder that is a legal person or another legal entity and has not filed Forms 5000 and 5001 before the dividend payment date will be subject to French withholding tax at the rate of 25%, or 75% for any U.S. Holder if paid in a non-cooperative State or territory (as set out in the list referred to in Article 238-0 A of the FTC other than those mentioned in 2” of 2 bis of the same Article 238-0 A of the FTC) (unless the Company proves that neither the purpose nor the effect of paying the dividend in that State or territory is that of allowing, with the intent of tax evasion or avoidance, the U.S. Holder to be located in such a State or territory), and then reduced at a later date to 5% or 15%, provided that such holder duly completes and provides the French tax authorities with Forms 5000 and 5001 before December 31 of the second calendar year following the year during which the dividend is paid.
Certain qualifying pension funds and certain other tax-exempt entities are subject to the same general filing requirements as other U.S. Holders except that they may have to supply additional documentation evidencing their entitlement to these benefits.
Forms 5000 and 5001, together with appropriate instructions, will be made available to all registered U.S. ADS Holders and arrangements may be made for such holders for the filing with the French tax authorities of properly and timely completed and executed forms by U.S. Holders of ADSs for filing with the French tax authorities before the distribution in order to obtain immediately a reduced withholding tax rate. Otherwise, taxes must be withheld at the full rate of 25% or 75%, as applicable. In that case, the U.S. Holders may claim a refund from the French tax authorities of the excess withholding tax. Since the withholding tax rate applicable under French domestic law to U.S. Holders who are individuals does not exceed the cap provided in the Treaty (i.e., 15%), the 12.8% rate shall apply, without any reduction provided under the Treaty.
Subject to certain specific conditions, a corporate U.S. Holder which is in a tax loss position for the fiscal year during which the dividend is received may be entitled to a deferral regime and to obtain a withholding tax refund.

Tax on Sale or Other Disposition
As a matter of principle, under French tax law, and provided that the Company is not a real estate company within the meaning of Article 244 bis A of the FTS, a U.S. Holder should not be subject to any French tax on any capital gain from the sale, exchange, repurchase or redemption by us of ADSs, provided, regarding ADSs that such U.S. Holder is not a French tax resident for French tax purposes and has not held more than 25% of our dividend rights, known as “droits aux bénéfices sociaux” at any time during the preceding five years, either directly or indirectly, and, as relates to individuals, alone or with relatives.
As an exception, a U.S. Holder resident, established or incorporated in a non-cooperative State or territory as set out in the list referred to in Article 238-0 A of the FTC other than those mentioned in 2” of 2 bis of the same Article 238-0 A of the FTC should be subject to a 75% withholding tax in France on any such capital gain, regardless of the fraction of the dividend rights it holds, unless the U.S. holder provides evidence that the main purpose and effect of the holding of these ordinary shares or ADSs is not to allow the location of profits in a non-cooperative State or territory.
Under the Treaty, a U.S. Holder who is a U.S. resident for purposes of the Treaty and entitled to Treaty benefits will not be subject to French tax on any such capital gain from the sale, exchange, repurchase or redemption by us (other than redemption proceeds which may, under certain circumstances, be partially or fully characterized as dividends under French domestic tax law or administrative guidelines) of ADSs unless such ADSs form part of the business property of a permanent establishment or fixed base that the U.S. Holder has in France. U.S. Holders who own ADSs through U.S. partnerships that are not resident for Treaty purposes are advised to consult their own tax advisors regarding their French tax treatment and their eligibility for Treaty benefits in light of their own particular circumstances. A U.S. Holder that is not a U.S. resident for Treaty purposes or is not entitled to Treaty benefit (and in both cases is not resident, established or incorporated in a non-cooperative State or territory as set out in the list referred to in Article 238-0 A of the FTC other than those mentioned in 2” of 2 bis of the same Article 238-0 A of the FTC) and has held more than 25% of our dividend rights, known as “droits aux bénéfices sociaux” at any time during the preceding five years, either directly or indirectly, and, as relates to individuals, alone or with relatives, will be subject to a levy in France at the rate of the standard corporate income tax (currently 25%), if such U.S. Holder is a legal person, or 12.8%, if such U.S. Holder is an individual.
For a non-French resident entity that holds more than 25% of our dividend rights and may be subject to French tax on capital gains, the Amended Finance Bill for 2021 has introduced a refund mechanism allowing an eligible non-French resident corporate investor to claim a refund of the non-resident French capital gains tax to the extent such tax exceeds the amount of the French corporate income tax it would have borne if it had been a French resident. This refund mechanism is available to entities established in (i) an EU Member State or a Member State of the European Economic Area (EEA), other than a non-cooperative State or Territory within the meaning of Article 238-0 A of the FTC that has concluded a tax treaty with France that includes an administrative assistance provision to combat tax fraud and tax evasion (an “EU/EEA State”) or (ii) a State, other than a non-cooperative State or Territory that has concluded a tax treaty with France that includes an administrative assistance clause regarding the exchange of information aimed at combating tax fraud and tax evasion (a “Treaty State”), provided that the transferor is not effectively involved in the management or control of the entity whose shares are disposed of or redeemed. In addition, the Amended Finance Bill provides that specific collective investment funds established in EU/EEA States or Treaty States are excluded from the scope of the nonresident capital gain tax mentioned above under certain conditions. The recent amendments described above apply to disposals and redemptions of shares, and distributions, subject to Section 244 bis B of the FTC, realized as from June 30, 2021.
Special rules apply to U.S. Holders who are residents of more than one country.
The discussion above is a summary of the material French tax consequences of an investment in the ADSs and is based upon laws and relevant interpretations thereof in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. It does not cover all tax matters that may be of importance to a prospective investor. Each prospective investor is urged to consult its own tax advisor about the tax consequences to it of an investment in ADSs in light of the investor’s own circumstances.

UNDERWRITING
We and the underwriters for the offering named below have entered into an underwriting agreement with respect to the ADSs being offered. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase from us the number of the ADSs set forth opposite its name below. TD Securities (USA) LLC and Mizuho Securities USA LLC are the representatives of the underwriters.
Underwriter	Number of ADSs
TD Securities (USA) LLC
Mizuho Securities USA LLC
H.C. Wainwright & Co., LLC
Lucid Capital Markets, LLC
Total
The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters have agreed, severally and not jointly, to purchase all of the ADSs sold under the underwriting agreement if any of these ADSs are purchased, other than those ADSs covered by the option to purchase additional ADSs described below. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments the underwriters may be required to make in respect thereof.
The underwriters are offering the ADSs, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Option to Purchase Additional ADSs.   We have granted to the underwriters an option to purchase up to           additional ADSs at the public offering price, less the underwriting discounts and commissions. This option is exercisable for a period of 30 days. To the extent that the underwriters exercise this option, the underwriters will purchase additional ADSs from us in approximately the same proportion as shown in the table above.
Settlement and Delivery.   The underwriters expect to deliver the ADSs on or about the date of delivery specified on the cover page of this prospectus supplement, which will be the second trading day following the first trading date of the ADSs (this settlement cycle being referred to as “T+2”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the ADSs on any day prior to the business day before delivery will be required, by virtue of the fact that the ADSs initially will settle in T+2, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of ADSs who wish to make such trades should consult their own advisors.
Discounts and Commissions.   The following table shows the public offering price, underwriting discounts and commissions and proceeds, before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional ADSs.
We estimate that the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $       and are payable by us. We have also agreed to reimburse the underwriters for the fees and expenses of their counsel in connection with the offering in an amount up to $      , which amount includes up to $       for their counsel fees related to determining the offering’s compliance with the Financial Industry Regulatory Authority, or FINRA. In accordance with FINRA Rule 5110, this reimbursed fee is deemed underwriting compensation for this offering.

Total
	Per ADS	Without Option	With Option
Public offering price
Underwriting discounts and commissions
Proceeds, before expenses, to us
The underwriters propose to offer the ADSs to the public at the public offering price set forth on the cover of this prospectus supplement. The underwriters may offer the ADSs to securities dealers at the public offering price less a concession not in excess of $      per ADS. If all of the ADSs are not sold at the public offering price, the underwriters may change the offering price and other selling terms. Sales of any ADSs in this offering may be made by affiliates of the underwriters.
Discretionary Accounts.   The underwriters do not intend to confirm sales of the ADSs to any accounts over which they have discretionary authority.
Market Information.   The ADSs are listed on the Nasdaq Global Market under the symbol “FOCL”.
Stabilization.   In connection with this offering, the underwriters (and their affiliates) may engage in stabilizing transactions, overallotment transactions, syndicate covering transactions, penalty bids and purchases to cover positions created by short sales.
•
Stabilizing transactions permit bids to purchase ADSs so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the ADSs while the offering is in progress.

•
Overallotment transactions involve sales by the underwriters of ADSs in excess of the number of ADSs the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of ADSs over-allotted by the underwriters is not greater than the number of ADSs that they may purchase in the option to purchase additional ADSs. In a naked short position, the number of ADSs involved is greater than the number of ADSs in the option to purchase additional ADSs. The underwriters may close out any short position by exercising their option to purchase additional ADSs and/or purchasing ADSs in the open market.

•
Syndicate covering transactions involve purchases of ADSs in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of ADSs to close out the short position, the underwriters will consider, among other things, the price of ADSs available for purchase in the open market as compared with the price at which they may purchase ADSs through exercise of the option to purchase additional ADSs. If the underwriters sell more ADSs than could be covered by exercise of the option to purchase additional ADSs and, therefore, have a naked short position, the position can be closed out only by buying ADSs in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the ADSs in the open market that could adversely affect investors who purchase in the offering.

•
Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the ADSs originally sold by that syndicate member is purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the ADSs or preventing or retarding a decline in the market price of the ADSs. As a result, the price of the ADSs in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the ADSs. These transactions may be effected on the Nasdaq Stock Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.
Passive Market Making.   In connection with this offering, underwriters (and their affiliates) and selling group members may engage in passive market making transactions in the ADSs on the Nasdaq

Global Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of ADSs and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, such bid must then be lowered when specified purchase limits are exceeded.
Lock-Up Agreements.   We have agreed that, subject to certain exceptions, we will not, without the prior written consent of TD Securities (USA) LLC and Mizuho Securities USA LLC, from the date of execution of the underwriting agreement and continuing to and including the date 90 days after the date of this prospectus supplement (the “Lockup Period”), (A) offer, sell, contract to sell, pledge, grant any option to subscribe for or purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Act relating to, any securities of the Company that are substantially similar to the ADSs or the ordinary shares, including but not limited to any options or warrants to purchase ordinary shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, ordinary shares or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the ordinary shares or any such other securities, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of ordinary shares or such other securities, in cash or otherwise, other than (i) to the underwriters pursuant to the underwriting agreement, (ii) the issuance of any ADSs or ordinary shares of the Company upon the exercise of options or vesting of awards granted under employee benefit plans described in this prospectus supplement, the time of sale disclosure package and the accompanying prospectus, (iii) the grant by us of awards under our employee benefits plans or other employee grants described in the registration statements, the time of sale disclosure package and the prospectus supplement, (iv) the filing by us of a registration statement on Form S-8 (or equivalent forms) in connection with an employee benefits plan and (v) the filing of a registration statement on Form F-6 (or equivalent forms) with respect to the Company’s existing ADS program, provided that we shall not deposit any ordinary shares with the Depositary for issuance of ADSs pursuant to such registration statement other than as otherwise permitted.
Additionally, our executive officers and directors have agreed that, subject to certain exceptions, without the prior written consent of TD Securities (USA) LLC and Mizuho Securities USA LLC for a period of 90 days from the date of this prospectus supplement, they will not (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any ADSs, ordinary shares, any securities that are substantially similar to the ADSs or ordinary shares, or any securities convertible into, exercisable or exchangeable for or that represent the right to receive ADSs or ordinary shares (including without limitation, ADSs or ordinary shares which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) whether now owned or hereafter acquired; (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the holder’s securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of ADSs, ordinary shares or such other securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to, the registration of any ADSs, ordinary shares, any securities that are substantially similar to the ADSs or ordinary shares or any security convertible into or exercisable or exchangeable for ADSs or ordinary shares, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration (other than a registration statement, prospectus or prospectus supplement in connection with (i) this offering, (ii) securities to be offered to employees in employee benefit plans including a registration statement on Form S-8, or (iii) the registration of ADSs including a registration statement on Form F-6); or (4) publicly disclose the intention to do any of the foregoing.
The restrictions described in the immediately preceding paragraph contained in the lock-up agreements with our directors and executive officers are subject to specified exceptions, including:
(i)
transfers as a bona fide gift or gifts;

(ii)
transfers to an immediate family member of the holder or to any trust or other entity established for the direct or indirect benefit of the holder or the immediate family of the holder;

(iii)
if the holder is a corporation, partnership, limited liability company, trust or other business entity (1) transfers to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned or (2) distributions of ADSs, ordinary shares or any security convertible into or exercisable for ADSs to limited partners, limited liability company members, stockholders or other equity holders of the holder;

(iv)
if the holder is a trust, transfers to the beneficiary of such trust;

(v)
transfers by testate succession or intestate succession;

(vi)
transfers required by operation of law, including pursuant to a qualified domestic relations order, or in connection with a divorce settlement or other order of a court or administrative or regulatory agency;

(vii)
transfers to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under any of the foregoing clauses (i) through (vi) above; or

(viii)
transfers pursuant to the underwriting agreement,

provided, in the case of clauses (i)-(v) and (vii) above, that (A) such transfer shall not involve a disposition for value, (B) the transferee agrees in writing with the underwriters to be bound by the terms of the lock-up agreement, and (C) no filing by any party under Section 16(a) of the Exchange Act, shall be required or shall be made voluntarily in connection with such transfer. For purposes of the lock-up agreements, “immediate family” shall mean any relationship by blood, marriage or adoption, nor more remote than first cousin.
TD Securities (USA) LLC and Mizuho Securities USA LLC, in their sole discretion, may release the ADSs, ordinary shares and other securities subject to the lock-up agreements described above in whole or in part at any time.
Purchases by Directors and Officers.   The underwriters have received indications of interest for the purchase of up to $550,000 of ADSs in this offering from certain of our directors and officers, in each case at the public offering price set forth on the cover page of this prospectus supplement. Because indications of interest are not binding agreements or commitments to purchase, the underwriters may sell more, less or no ADSs in this offering to these persons, or these persons may determine to purchase more, less or no ADSs in this offering. The underwriters will receive the same underwriting discounts and commissions on any ADSs purchased by these persons as it will on any other ADSs sold to the public in this offering.
Selling Restrictions
Canada.   The ADSs may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ADSs must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Switzerland.   The ADSs will not be offered, directly or indirectly, to the public in Switzerland and this prospectus does not constitute a public offering prospectus as that term is understood pursuant to article 652a or 1156 of the Swiss Federal Code of Obligations.
European Economic Area.   In relation to each Member State of the European Economic Area (each, a “Member State”), no ADSs have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the ADSs which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that ADSs may be offered to the public in that Member State at any time:
A.
to any legal entity which is a qualified investor as defined under Article 2 the Prospectus Regulation;

B.
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

C.
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the ADSs shall require us or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to ADSs in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any ADSs to be offered so as to enable an investor to decide to purchase or subscribe for any ADSs, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
France.   The ADSs have not been and will not be offered or sold to the public in the Republic of France, and no offering of this prospectus or any marketing materials relating to the ADSs may be made available or distributed in any way that would constitute, directly or indirectly, an offer to the public in the Republic of France (except for public offerings defined in Article L.411-2 1° of the French Monetary and Financial Code).
The ADSs may only be offered or sold in France pursuant to Article L. 411-2 1° of the French Monetary and Financial Code to qualified investors (investisseurs qualifiés) (as such term is defined in Article 2(e) of Regulation (EU) n° 2017/1129 dated 14 June 2017, as amended) acting for their own account, and in accordance with Articles L. 411-1, L. 411-2 and D. 411-2 to D.411-4 of the French Monetary and Financial Code.
Prospective investors are informed that:
(a)
neither this prospectus nor any other offering materials relating to the ADSs described in this prospectus has been submitted for clearance to the French financial markets authority (Autorité des marchés financiers);

(b)
neither this prospectus, nor any offering material relating to the ADSs has been or will be released, issued, distributed or caused to be released, issued or distributed to the public in France or used in connection with any offer for subscription or sale of the ADSs to the public in France within the meaning of article L. 411-1 of the French Monetary and Financial Code (other than public offerings defined in Article L.411-2 1° of the French Monetary and Financial Code);

(c)
individuals or entities referred to in Article L. 411-2 1° of the French Monetary and Financial Code may participate in the offering, as provided under Articles D.411-4 of the French Monetary and Financial Code; and

(d)
the direct and indirect distribution or sale to the public of the ADSs acquired by them may only be made in compliance with Articles L. 411-1, L. 411-2 1°, L. 412-1 and L. 621-8 to L. 621-8-2 of the French Monetary and Financial Code.

United Kingdom.   No ADSs have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the ADSs which has been approved by the Financial Conduct Authority in accordance with the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”) and the Financial Services and Markets Act 2000, as amended, except that the ADSs may be offered to the public in the United Kingdom at any time:
(a)
to any legal entity which is a qualified investor as defined in paragraph 15 of Schedule 1 to the POATRs;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined in paragraph 15 of Schedule 1 to the POATRs), subject to obtaining the prior consent of the representative for any such offer; or

(c)
in any other circumstances falling within Part 1 to Schedule 1 of the POATRs,

provided that no such offer of the ADSs shall require the issuer or any underwriter to publish a prospectus pursuant to POATRs or supplement a prospectus. For the purposes of this provision, the expression an “offer to the public” in relation to the ADSs in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any ADSs to be offered so as to enable an investor to decide to purchase or subscribe for any ADSs.
Hong Kong.   The ADSs have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong) (the “CO”), or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the ADSs has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to ADSs which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Singapore.   Each underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any ADSs or caused the ADSs to be made the subject of an invitation for subscription or purchase and will not offer or sell any ADSs or cause the ADSs to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ADSs, whether directly or indirectly, to any person in Singapore other than:
A.
to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

B.
to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

C.
otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the ADSs are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
A.
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

B.
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (however described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the ADSs pursuant to an offer made under Section 275 of the SFA except:
(i)
to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)
where no consideration is or will be given for the transfer;

(iii)
where the transfer is by operation of law;

(iv)
as specified in Section 276(7) of the SFA; or

(v)
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore SFA Product Classification — In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of shares, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the ADSs are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Israel.   In the State of Israel this prospectus supplement shall not be regarded as an offer to the public to purchase ADSs under the Israeli Securities Law, 5728 – 1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728 – 1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (the “Addressed Investors”); or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728 – 1968, subject to certain conditions (the “Qualified Investors”). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. The company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728 – 1968. We have not and will not distribute this prospectus supplement or make, distribute or direct an offer to subscribe for the ADSs to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.
Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728 – 1968. In particular, we may request, as a condition to be offered ADSs, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728 – 1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728 – 1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728 – 1968 and the regulations promulgated thereunder in connection with the offer to be issued ADSs; (iv) that the ADSs that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728 – 1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728 – 1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.
We have not authorized and do not authorize the making of any offer of ADSs through any financial intermediary on our behalf, other than offers made by the underwriters and their respective affiliates, with a view to the final placement of the ADSs as contemplated in this document. Accordingly, no purchaser of the ADSs, other than the underwriters, is authorized to make any further offer of ADSs on our behalf or on behalf of the underwriters.
Electronic Offer, Sale and Distribution of Shares.   A prospectus supplement in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representatives may agree to allocate a number of ADSs to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus supplement in electronic format, the information on these websites is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.
Other Relationships.   Certain of the underwriters and their affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates for which they have received, and may in the future receive, customary fees. The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS
The validity of the ordinary shares, which will be represented by the ADSs offered hereby, and certain other matters of French law will be passed upon for us by Jones Day, Paris. Certain matters of U.S. federal law and New York State law will be passed upon for us by Jones Day. Paul Hastings LLP, New York, New York, is representing the underwriters in connection with the offering with respect to U.S. law and Gide Loyrette Nouel A.A.R.P.I. is representing the underwriters in connection with the offering with respect to French law.
EXPERTS
The consolidated financial statements of EDAP TMS S.A. as of December 31, 2025 and 2024, and for each of the years in the two-year period ended December 31, 2025, have been incorporated in this prospectus supplement by reference from our Annual Report on Form 10-K for the year ended December 31, 2025 in reliance upon the reports of KPMG S.A., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus supplement and the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are part of the registration statement of which this prospectus supplement and the accompanying prospectus are a part or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database.
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. You may obtain documents that we file with the SEC at www.sec.gov.
We make available, free of charge, on our website at www.FocalOne.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. We do not incorporate the information on or accessible through any website into this prospectus supplement or the accompanying prospectus, and you should not consider any information on, or that can be accessed through, any website as part of this prospectus supplement and the accompanying prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus supplement and the accompanying prospectus). Our website address and the SEC’s website address are included in this prospectus supplement and the accompanying prospectus as inactive textual references only.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information in the documents that we file with the SEC, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will also be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the date of filing of such documents and will automatically update and supersede previously filed information, including information contained in this document.
This prospectus supplement and the accompanying prospectus incorporates by reference the following documents that we previously have filed with the SEC and any additional documents we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering covered by this prospectus supplement and the accompanying prospectus:
•
Our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 25, 2026.

•
Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, filed with the SEC on May 7, 2026.

•
Our Current Reports on Form 8-K, filed with the SEC on February 12, 2026 (items 5.02 and 9.01 and related exhibits only), April 2, 2026, May 29, 2026, June 26, 2026 and August 11, 2026.

•
The description of our ordinary shares and ADSs contained in Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 25, 2026, including any amendment or report filed for the purpose of updating such information.

To the extent that any information contained in any current report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this prospectus supplement and the accompanying prospectus unless specifically stated otherwise.
We will provide to you a copy of any or all of the above filings that have been incorporated by reference into this prospectus supplement, excluding exhibits to those filings, upon your request, at no cost. Any request may be made by writing or calling us at the following address or telephone number:
FocalTherics
4/6, rue du Dauphiné
69120 Vaulx-en-Velin, France
Attn: Investor Relations
Investor.relations@focalone.com

PROSPECTUS
EDAP TMS S.A.
US$125,000,000
ORDINARY SHARES
PREFERRED SHARES
WARRANTS
From time to time in one or more offerings, we may offer and sell up to an aggregate offering price of $125,000,000 of the securities described in this prospectus, either individually or in any combination at prices and on terms to be determined at the time of such offerings.
This prospectus provides a general description of the securities we may offer. Each time we offer securities pursuant to this prospectus, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplements and any related free writing prospectus may also add to, update or change information contained in this prospectus. In addition, we may supplement, update or change any of the information contained in this prospectus by incorporating information by reference into this prospectus. You should carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference before you invest in any securities.
This prospectus may not be used to consummate a sale of securities unless accompanied by an applicable prospectus supplement.
Our ordinary shares, represented by American Depositary Shares (the “American Depositary Shares” or “ADSs”), are listed on The Nasdaq Global Market (the “Nasdaq Global Market” or “Nasdaq”) under the symbol “EDAP.” On March 24, 2026, the last reported sale price for our ADSs on Nasdaq was $3.91 per share.
The applicable prospectus supplement will contain information, where applicable, as to any listing of the securities covered by such prospectus supplement.
We may offer and sell these securities directly to investors, through agents, underwriters or dealers, or through a combination of these methods. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement or applicable free writing prospectus. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement or applicable free writing prospectus.
We are a “smaller reporting company” under applicable Securities and Exchange Commission rules and are eligible for reduced public company disclosure requirements.
Investing in our securities involves risks. See “Risk Factors” beginning on page 3 and any supplemental risk factors contained in any prospectus supplement and in the documents we incorporate by reference for a description of the risks you should consider in evaluating such investment.
Owning our securities may subject you to tax consequences both in France and in the United States. You should carefully read the tax discussion in any applicable prospectus supplement. In addition, your ability to enforce civil liabilities under U.S. federal securities laws may be limited. See “Enforceability of Civil Liabilities.”
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is March 31, 2026.

i

ABOUT THIS PROSPECTUS
This prospectus relates to the offer and sale of up to an aggregate offering price of US$125,000,000 of our ordinary shares, including in the form of ADSs, preferred shares or warrants (bons de souscription d’actions), either individually or in any combination.
This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under the shelf registration process, we may sell the securities described in this prospectus from time to time in the future in one or more offerings.
This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities described herein, we will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. We may also add, update or change any of the information contained in this prospectus in a prospectus supplement, an applicable free writing prospectus or in documents we incorporate by reference into this prospectus. To the extent that any statement that we make in a prospectus supplement or applicable free writing prospectus is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified, supplemental or superseded by those made in a prospectus supplement or in the applicable free writing prospectus.
You should carefully read this prospectus, any prospectus supplement and any applicable free writing prospectus, together with additional information described under the heading “Where You Can Find More Information About Us,” “Documents Incorporated By Reference” and “Risk Factors” before you invest in our securities.

PROSPECTUS SUMMARY
The following summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.
Unless otherwise indicated or the context otherwise requires, references in this prospectus to “EDAP,” “the Company,” “our Company,” “we,” “us,” “our” and similar references refer to EDAP TMS S.A. and its wholly owned subsidiaries.
Our Company
We develop, manufacture, promote and distribute advanced minimally invasive ultrasound technologies for both the diagnosis and treatment of various diseases. We have introduced the Focal One® Robotic HIFU (high-intensity focused ultrasound) system around the world including Europe, U.S., Latin America, and parts of Asia. We also market and support non-core, legacy urology product lines, including extracorporeal shock wave lithotripsy (“ESWL”) systems and related accessories and services in select markets as well as distribution of third-party products such as lasers and urodynamics systems. These offerings contribute to our installed base, service revenue, and long-standing relationships with urology customers.
Our legal name is EDAP TMS S.A. and our commercial name is Focal One®. The Company is registered with the French trade and companies registry under number 316 488 204 R.C.S. Lyon. Our principal executive offices are located at Parc d’Activités la Poudrette-Lamartine, 4/6, rue du Dauphiné, 69120 Vaulx-en-Velin, France and our telephone number is +33 (0) 4 72 15 31 50. We also maintain a website at www.focalone.com. The reference to our website is an inactive textual reference only and the information contained in, or that can be accessed through, our website is not a part of this prospectus.
Implications of Being a Smaller Reporting Company
We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We may take advantage of certain scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled down disclosures for so long as (i) our voting and non-voting ordinary shares held by non-affiliates is less than $250.0 million measured as of June 30th of such fiscal year or (ii) our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting ordinary shares held by non-affiliates is less than $700.0 million measured as of June 30th of such fiscal year.

RISK FACTORS
An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in the securities to which such prospectus supplement relates. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference into the prospectus supplement or this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K, which is incorporated herein by reference. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission, or the SEC, in the future which will be incorporated by reference. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition or results of operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
The statements incorporated by reference or contained in this prospectus discuss our future expectations, contain projections of our results of operations or financial condition, and include other forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. Our actual results may differ materially from those expressed in forward-looking statements made or incorporated by reference into this prospectus.
All statements other than present and historical facts and conditions, including forward-looking statements expressing our beliefs, plans, objectives, business strategy, or future events, performance or results of operations and financial position, are forward-looking statements, which involve estimates, assumptions, risks and uncertainties. Therefore, our actual results and performance may differ materially from those expressed in the forward-looking statements. Forward-looking statements often, although not always, include words or phrases such as the following: “believe,” “plan,” “intend,” “should,” “estimate,” “expect” and “anticipate” or their negative or similar expressions, which reflect our views about future events and financial performance. Forward-looking statements involve inherent risks and uncertainties, including matters not yet known to us or not currently considered material by us.
Actual events or results may differ materially from those expressed or implied in such forward-looking statements as a result of various factors. Factors that could affect future results or cause actual events or results to differ materially from those expressed or implied in forward-looking statements include, but are not limited to:
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risks associated with the current worldwide inflationary environment, uncertain worldwide economic, political and financial environment, geopolitical instability, climate change impact, pandemic and each of their related impacts on our business operations;

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the success of our High Intensity Focused Ultrasound (“HIFU”) technology;

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the uncertainty of market acceptance for our HIFU devices;

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the clinical and regulatory status of our devices in various geographical territories;

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the uncertainty in the regulatory agencies review and approval process for any of our devices and changes in their recommendations and guidance;

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the impact of government regulation, particularly relating to public healthcare systems and the commercial distribution of medical devices;

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effects of intense competition in the markets in which we operate;

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the uncertainty of reimbursement status of procedures performed with our products and their level of reimbursement;

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the market potential for our HIFU devices;

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dependence on our strategic suppliers and distribution partners;

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difficulties to attract and recruit high-level experts in software, design, and development of high technology devices such as our HIFU products;

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any event or other occurrence that would interrupt operations at our primary production facility;

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reliance on patents, licenses and key proprietary technologies;

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cybersecurity risks and incidents;

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product liability risk;

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risk of exchange rate fluctuations, particularly between the euro and the U.S. dollar and between the euro and the Japanese yen;

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fluctuations in results of operations due to the cyclical nature of demand for medical devices;

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risks relating to ownership of our securities; and

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risks relating to securities litigations involving class actions.

You should also consider the information contained in “Risk Factors” in this prospectus, the risk factors included in any applicable prospectus supplement, and the risk factors set forth in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, incorporated by reference into this prospectus, as well as the information contained in our periodic filings and submissions with the SEC (including our reports on Form 8-K to the extent they are incorporated by reference herein).
Any forward-looking statement speaks only as of the date on which that statement is made. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS
Except as described in any applicable prospectus supplement and in any free writing prospectuses in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby for operating costs, capital expenditures and for general corporate purposes, including working capital. Accordingly, we will have significant discretion in the use of any net proceeds. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

DESCRIPTION OF SHARE CAPITAL AND BYLAWS
The following description of our share capital summarizes certain provisions of our by-laws and relevant provisions of French law. Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, our by-laws, a copy of which has been filed with the SEC, and to the applicable provisions of French law. We encourage you to read our by-laws and the applicable provisions of French law for additional information.
Holders of ADSs will be able to exercise their rights with respect to the ordinary shares underlying the ADSs only in accordance with the terms of the deposit agreement. See “Description of American Depositary Shares” for more information.
General
As of March 25, 2026, our outstanding share capital, including treasury shares, consisted of a total of 37,751,519 issued ordinary shares, fully paid and with a nominal value €0.13 per share. We have no preferred shares outstanding.
Under French law, our by-laws set forth only our issued and outstanding share capital as of the date of the by-laws. Our fully diluted share capital represents all issued and outstanding shares, as well as all potential shares which may be issued upon exercise or vesting, as applicable, of outstanding warrants (bons de souscription d’actions), restricted stock units (or free shares — actions gratuites) or stock options (options de souscription d’actions), as approved by our shareholders and granted by our board of directors (the “Board of Directors” or the “Board”).
European Investment Bank Warrants
On October 17, 2025, we entered into a €36.0 million credit facility agreement (the “Finance Contract”) with the European Investment Bank (“EIB”), which is comprised of three tranches: €11.0 million for the first tranche (“Tranche A”), €12.0 million for the second tranche (“Tranche B”), and €13.0 million for the third tranche (“Tranche C”, and collectively, the “Tranches”). Concurrent with the execution of the Finance Contract, we entered into a warrant agreement (the “Warrant Agreement”) with EIB, which established the terms of the warrants (bons de souscription d’actions) (the “Warrants”) to be issued to EIB prior to the receipt of borrowings under each Tranche. As of March 25, 2026, we have issued 2,624,421 Warrants to EIB in connection with borrowings under Tranche A and estimate that we will issue approximately 1,100,000 Warrants to EIB in connection with borrowings under Tranche B and approximately 850,000 Warrants in connection with borrowings under Tranche C.
The number of Warrants to be issued in connection with our borrowings under Tranche B and Tranche C will be calculated by dividing the corresponding Tranche borrowings (€12.0 million for Tranche B and €13.0 million for Tranche C) by the euro equivalent 90-day average Nasdaq closing price of our ADSs, multiplied by an increasing factor (3 and 4.2, respectively). The exercise price for each Warrant under each Tranche is determined by taking 90 percent of the euro equivalent 90-day average Nasdaq closing price of our ADSs as of the day prior to issuance of the Warrants for the applicable Tranche, as reduced by a 10% discount.
Each Warrant shall be exercisable for one ordinary share, subject to the anti-dilution adjustments described below. The Warrants have a maturity of twenty years, and outstanding Warrants are exercisable upon the earliest to occur of (i) the maturity date of the applicable Tranche, and (ii) the occurrence of certain events (each an “Exercise Event”), including, (a) the disposal of assets, or shares of subsidiaries holding assets, related to research and development projects, (b) a change of control of the Company, (c) the maturity date of the last Tranche disbursed under the Finance Contract, (d) the prepayment of any principal amount due under the Finance Contract, or (e) an event of default.
Following any Exercise Event and until expiration of the applicable Warrants, EIB may exercise a put option pursuant to which EIB may require us to repurchase all or part of such then-exercisable Warrants at the fair market value, up to a number of Warrants that would result in the put option price being no higher than €20 million in respect of all then-exercisable Warrants.

The Warrants are not transferable except to certain affiliates of EIB or, following an Exercise Event, to any third parties. The Company has a right of first refusal to repurchase Warrants that are offered for sale on the same terms and conditions of such offer except in case of a transfer of the Warrants to certain affiliates of EIB, promotional banks or finance agencies set up by one or more member states of the European Union or any transferees of the credit facility, or otherwise with the prior written approval of the Company.
The Warrant Agreement provides for anti-dilution adjustments triggered by the occurrence of certain events, including: (i) a financial transaction that includes the issuance of new instruments with or without preferential subscription rights of the shareholders (other than the issuance of Warrants in connection with our borrowings under Tranche B and Tranche C), (ii) a free distribution of shares to shareholders, a share split or reverse share split, (iii) an increase of the par value of the shares by incorporation into the share capital of reserves, profits or premiums, (iv) a distribution of reserves or premiums in cash or in kind, (v) a free distribution to our shareholders of any instrument other than our shares, (vi) a repurchase by the Company of our own shares at a price higher than the market price (other than a repurchase of our own shares from EIB or its affiliates), (vii) a change in profit distribution, including through the creation of preferred shares, (viii) a reduction or redemption of the Company’s share capital, (ix) a dividend distribution, (x) the issuance of any instrument (with or without preferential subscription rights), including by way of dividend distribution or capitalization of profits or reserves (including share premium account and any capital redemption reserve), or (xi) a merger or demerger of the Company with or into another entity or other similar operation as a result of which the Company does not survive, or a spin-off. Such anti-dilution adjustments are subject to certain carve-outs, including (y) the issuance of shares at a price higher than the applicable exercise prices of the Warrants or equity-linked securities with conversion or exercise prices higher than the applicable exercise prices of the Warrants and (z) the grant of equity incentive instruments following the date of the Warrant Agreement in an amount not to exceed 10% of the fully diluted capitalization of the Company.
Key Provisions of Our By-laws and French Law Affecting Our Ordinary Shares
The description below reflects the terms of our by-laws, and summarizes the material rights of holders of our ordinary shares under French law. Please note that this is only a summary and is not intended to be exhaustive. For further information, please refer to the full version of our by-laws.
Rights, Preferences and Restrictions Attaching to Ordinary Shares
Dividend and Liquidation Rights (French Law)
Distributable profits in each fiscal year, increased or reduced, as the case may be, by any profit or loss of the Company carried forward from prior years, less any contributions to legal reserves, is available for distribution to our shareholders as dividends, subject to the requirements of French law and our by-laws.
Under French law, we are required to allocate at least 5% of our unconsolidated distributable profits in each fiscal year to a legal reserve fund before dividends may be paid with respect to that year. Such allocation is compulsory until the amount in such reserve fund is equal to 10% of the nominal amount of the registered share capital.
Our shareholders may, upon recommendation of the Board of Directors, decide to allocate all or a part of distributable profits, if any, among special or general reserves, to carry them forward to the next fiscal year as retained earnings, or to allocate them to the shareholders as dividends.
Our by-laws provide that, if so agreed by the shareholders, reserves that are available for distribution under French law and our by-laws may be distributed as dividends, subject to certain limitations.
If we have made distributable profits since the end of the preceding fiscal year (as shown on an interim income statement certified by our statutory auditors), the Board of Directors has the authority under French law, without the approval of shareholders, to distribute interim dividends to the extent of such distributable profits. We have never paid interim dividends.
Under French law, dividends are distributed to shareholders pro rata according to their respective shareholdings. Dividends are payable to holders of shares outstanding on the date of the annual shareholders’

meeting deciding on the distribution of dividends, or in the case of interim dividends, on the date of the Board of Directors meeting approving the distribution of interim dividends. However, holders of newly issued shares may have their rights to dividends limited with respect to certain fiscal years. The actual dividend payment date is decided by the shareholders in an ordinary general meeting or by the Board of Directors in the absence of such a decision by the shareholders. The payment of the dividends must occur within nine months from the end of our fiscal year. An extension of such time frame may be granted by court order. Under French law, dividends not claimed within five years of the date of payment revert to the French State.
Dividends may be paid in cash or, if the shareholders’ meeting so decides, in kind, provided that all the shareholders receive a whole number of assets of the same nature paid in lieu of cash.
Rights to Share in the Surplus in the Event of Liquidation
If the Company is liquidated, our assets remaining after payment of our debts, liquidation expenses and all of our remaining obligations will be distributed first to repay in full the nominal value of the shares, then the surplus, if any, will be distributed pro rata among the shareholders in proportion to the number of shares they hold and subject to any special rights granted to holders of priority shares, if any.
Liability to Further Capital Calls
Shareholders are liable for corporate liabilities only up to the par value of the shares they hold and are not liable to further capital calls of the Company.
Rights to Share in Our Profit
Under French law, each ordinary share entitles its holder to a portion of the corporate profits and assets proportional to the amount of share capital represented thereby.
Voting Rights
Each of our ordinary shares entitles its holder to vote and be represented in the shareholders’ meetings in accordance with the provisions of French law and of our by-laws. The ownership of a share implies, ipso jure, the acceptance of our by-laws and any decision of our shareholders.
Each shareholder is entitled to one vote per share at any general shareholders’ meeting.
Under French law, treasury shares or shares held by entities controlled by us are not entitled to voting rights and are not taken into account for purposes of quorum calculation.
Under French law, directors are elected at the ordinary general shareholders’ meeting by a simple majority vote, and may be removed from office, with or without cause, at any shareholders’ meeting without notice or justification, by a simple majority vote. Our by-laws provide that members of our Board of Directors are elected for a tenure of two years, with terms beginning upon the year of a director’s initial appointment. Pursuant to French law, the sections of the by-laws relating to the number of directors and election and removal of a director from office may only be modified by a resolution adopted by a two-thirds majority of the votes cast by our shareholders present, represented by a proxy or voting by mail at the meeting. The votes cast do not include votes attached to shares held by shareholders who did not take part in the vote, abstained or voted blank or null.
Repurchase of Shares (French Law)
Pursuant to French law, the Company, as a company whose shares are not admitted to trading on a regulated market subject to the provisions of Article L. 433-3 II of the French Monetary and Financial Code, may not acquire its own shares except (a) to reduce its share capital under certain circumstances with the approval of the shareholders at an extraordinary general meeting, (b) to provide shares for distribution to employees under a profit sharing, free share plan or a stock option plan, (c) to offer shares as payment in exchange for assets acquired by the Company in the context of an external growth, merger, demerger or contribution transaction and (d) to provide shares to shareholders as part of a sale procedure organized by the Company. However, the Company may not hold more than 10% of its shares then-issued and 5% for a repurchase of shares to offer them as payment or in exchange for assets acquired by the Company in the context of an external growth, merger, demerger or contribution transaction. A subsidiary of the Company is prohibited by French law from holding shares of the Company and, in the event it becomes a shareholder of the Company, such shareholder must transfer all the shares of the Company that it holds.
Sinking Fund Provisions.
Our by-laws do not provide for any sinking fund provisions.
Actions Necessary to Modify Shareholders’ Rights
Shareholders’ rights may be modified as allowed by French law. Shareholders are only authorized to amend any and all provisions of our by-laws at an extraordinary shareholders’ meeting. The Company may not, however, increase any of the shareholders’ commitments without the prior approval of each shareholder.
Changes in Share Capital (French Law)
Our share capital may be increased only with the approval of the shareholders voting or represented at an extraordinary general meeting, following a recommendation of the Board of Directors. The shareholders may delegate to our Board of Directors either the authority (délégation de compétence) or the power (délégation de pouvoir) to carry out any increase in share capital. If shareholders delegate authority to the Board of Directors at an extraordinary general meeting to decide a capital increase (délégation de compétence), the delegation determines the period (26 months maximum) during which the Board of Directors may decide to carry out the capital increase and the overall threshold of the capital increase. If shareholders delegate power to the Board of Directors at an extraordinary general meeting to carry out a capital increase (délégation de pouvoir) already decided by the extraordinary general meeting, the Board of Directors is granted the power to determine the terms and conditions of the capital increase within the limits set forth by the extraordinary general meeting.
Increases in the share capital may be effected either by the issuance of additional shares (including the creation of a new class of shares) or by an increase in the nominal value of existing shares or by the exercise of rights attached to securities giving access to the share capital. Additional shares may be issued for cash or for assets contributed in kind, upon the conversion of debt securities previously issued by the Company, by capitalization of profits, reserves or share premium, or, subject to certain conditions, by way of offset against indebtedness incurred by the Company. Dividends paid in the form of shares may be distributed in lieu of payment of cash dividends, as described above under “— Dividend and Liquidation Rights (French law)” in this prospectus. French law permits different classes of shares to have liquidation, voting and dividend rights different from those of the outstanding ordinary shares, although we only have one class of shares.
Decisions to increase the share capital through the capitalization of reserves, profits and/or share premium require shareholders’ approval at an extraordinary general shareholders’ meeting, acting under the quorum and majority requirements applicable to ordinary shareholders’ meetings. Increases in share capital effected by an increase in the par value of shares require unanimous approval of the shareholders, unless effected by capitalization of reserves, profits or share premium. All other capital increases require shareholders’ approval at an extraordinary general shareholders’ meeting acting under the regular quorum and majority requirements for such meetings.
Our share capital may be decreased only with the approval of two-thirds of the shareholders voting or represented at an extraordinary general meeting. The share capital may be reduced either by decreasing the nominal value of the shares or by reducing the number of outstanding shares. The conditions under which the registered capital may be reduced will vary depending upon whether or not the reduction is attributable to losses incurred by the Company. The number of outstanding shares may be reduced either by an exchange of shares or by the repurchase and cancellation by the Company of its shares.
Under French law, all the shareholders in each class of shares must be treated equally unless the inequality in treatment is accepted by the affected shareholder. If the reduction is not attributable to losses incurred by us, each shareholder will be offered an opportunity to participate in such capital reduction and may decide whether or not to participate therein.
Attendance and Voting at Shareholders’ Meetings (French Law)
In accordance with French law, there are two types of general shareholders’ meetings, ordinary and extraordinary.
Ordinary general meetings are required for any and all decisions that do not require an extraordinary general meetings, such as the election of directors, the appointment of statutory auditors, the annual accounts and the distribution of dividends.
Extraordinary general meetings are required for approval of matters that amend, or would result in an amendment of, the Company’s by-laws, such as modification of shareholders’ rights, approval of mergers, increases or decreases in share capital (including a waiver of preferential subscription rights), the creation of a new class of shares, the authorization of the issuance of investment certificates or securities convertible or exchangeable into shares and for the sale or transfer of substantially all of the Company’s assets. Such meetings may not, however, increase shareholders’ commitments without the approval of each shareholder.
The Board of Directors is required to convene an annual ordinary general shareholders’ meeting, which must be held within six months of the end of our fiscal year, for approval of the annual accounts.
Other ordinary or extraordinary meetings may be convened at any time during the year. Shareholders’ meetings may be convened by the Board of Directors or, if the Board of Directors fails to call such a meeting, by our statutory auditors or by a court-appointed agent. The court may be requested to appoint an agent either by one or more shareholders holding at least 5% of the registered capital or by an interested party under certain circumstances, or, in case of an urgent matter, by the Work Council (Comité Social et Economique) representing the employees, if any. The notice calling a meeting must state the agenda for such meeting.
French law provides that, at least 15 days before the date set for any general meeting on first notice, and at least ten days before the date set for any general meeting on second notice, a notice of the meeting (avis de convocation) must be sent by mail to all holders of properly registered shares on the date of the notice. A preliminary written notice (avis de réunion) must be sent to each shareholder who has requested to be notified in writing. Under French law, one or several shareholders together holding a specified percentage of share capital (as calculated based on a degressive scale in accordance with French law) may propose resolutions to be submitted for approval by the shareholders at the meeting. Upon our request, The Bank of New York Mellon will send to holders of ADSs notices of shareholders’ meetings and other reports and communications that are made generally available to shareholders. The Work Council, if any, may also require the registration of resolution proposals on the agenda.
Attendance and exercise of voting rights at ordinary and extraordinary general shareholders’ meetings are subject to certain conditions. Shareholders deciding to exercise their voting rights must have their shares registered in their names in the shareholder registry maintained by or on behalf of the Company before the meeting. An ADS holder must timely and properly return its voting instruction card to the depositary to exercise the voting rights relating to the shares represented by its ADSs. The depositary will use reasonable efforts to vote the underlying shares in the manner indicated by the ADS holder. In addition, if an ADS holder does not timely return a voting instruction card or the voting instruction card received is improperly completed or blank, that holder will be deemed to have given the depositary a proxy to vote, and the depositary will vote in favor of all proposals recommended by the Board of Directors and against all proposals that are not recommended by the Board of Directors.
All shareholders who have properly registered their shares have the right to participate in general shareholders’ meetings, either in person, by proxy, or by mail, and to vote according to the number of shares they hold. Each share confers on the shareholder the right to one vote. Under French law, an entity we control, directly or indirectly, is prohibited from holding shares in the Company and, in the event it becomes a shareholder, shares held by such entity would be deprived of voting rights. A proxy may be granted by a shareholder whose name is registered on our share registry to his or her spouse, his/her partner with whom he/she has entered into a civil union, to another shareholder or to a legal representative, in the case of a legal entity, or by sending a proxy to the Company without indication of the beneficiary (in which case such proxy shall be cast in favor of the resolutions supported by the Board of Directors). Under French law, a proxy that is returned without instructions will be counted as present for purposes of the quorum and will be counted (i) in favor of the adoption of the draft resolutions supported by the Board of Directors and (ii) against the adoption of all other draft resolutions that were not expressly supported by the Board of Directors.
The presence in person or by proxy of shareholders holding not less than 33 1∕3 of the shares entitled to vote is necessary to reach a quorum, in case of either ordinary or extraordinary general meetings. Decisions of the Ordinary General Meeting are taken by a majority of the votes cast by the shareholders present or represented. Decisions of the Extraordinary Shareholders’ Meeting are taken by a two-thirds majority of the votes cast by the shareholders present or represented.
If a quorum is not reached at any meeting, the meeting is adjourned. The quorum requirement upon reconvening of an adjourned meeting is the same as for the first meeting.
At an ordinary general meeting or an extraordinary general meeting deciding upon any capital increase by capitalization of reserves, profits and/or share premium, a simple majority of the votes of the shareholders present or represented by proxy is required to approve a resolution. At any other extraordinary general meeting, two-thirds of the votes cast is required. However, a unanimous vote is required to increase liabilities of shareholders.
Under French law, abstention from voting, blank votes and null votes by those present or those represented by proxy or voting by mail are not counted as votes against the resolution submitted to a shareholder vote at any of the two types of meetings.
In addition to his/her rights to certain information regarding the Company, any shareholder may submit questions during or in advance of a shareholders’ meeting. Questions relating to the agenda for the meeting submitted in advance must be sent to the Board of Directors in written form at least four business days prior to such meeting. The Board of Directors must respond to such questions during the meeting.
Under French law, shareholders can nominate individuals or companies for election to the Board of Directors at a shareholders’ meeting. When the nomination is part of the agenda of the shareholders’ meeting, the nomination must contain the name, age, professional references and professional activity of the nominee for the past five years, as well as the number of shares owned by such candidate, if any. In addition, if the agenda for the shareholders’ meeting includes the election of members of the Board of Directors, any shareholder may require, during the meeting, the nomination of a candidate for election at the Board of Directors at the shareholders’ meeting, even if such shareholder has not followed the nomination procedures. Under French law, shareholders cannot elect a new member of the Board of Directors at a general shareholders meeting if the agenda for the meeting does not include the election of a member of the Board of Directors, unless such nomination is necessary to fill a vacancy due to the previous dismissal of a member.
As set forth in our by-laws, shareholders’ meetings are held at the registered office of the Company or at any other locations specified in the written notice. We do not have staggered or cumulative voting arrangements for the election of directors.
Preferential Subscription Rights (French Law)
Shareholders have preferential rights to subscribe for additional shares issued by the Company for cash on a pro rata basis (or any equity securities of the Company or other securities giving a right, directly or indirectly, to equity securities issued by the Company). Shareholders may waive their preferential rights, either individually or at an extraordinary general meeting by a two-third vote of our shareholders under certain circumstances. Preferential subscription rights, if not previously waived, are transferable during the subscription period relating to a particular offering of shares. U.S. holders of ADSs may not be able to exercise preferential rights for shares underlying their ADSs unless a registration statement under the Securities Act is effective with respect to such rights or an exemption from the registration requirement thereunder is available.

Form and Holding of Shares (French Law)
Form of Shares
Our by-laws provide that shares can only be held in registered form.
Holding of Shares
The shares are registered in the name of the respective owners thereof in the registry maintained by or on behalf of the Company.
Stock certificates evidencing shares, in a manner comparable to that in the United States, are not issued by French companies, but we may issue or cause to be issued confirmations of shareholdings registered in such registry to the persons in whose names the shares are registered. Pursuant to French law, such confirmations do not constitute documents of title and are not negotiable instruments.
Differences in Corporate Law
We are a société anonyme, or S.A., incorporated under the laws of France. French sociétés anonymes differ from Delaware corporations. Set forth below is a summary of certain differences between the provisions of the French Commercial Code applicable to us and the Delaware General Corporation Law relating to shareholders’ rights and protections. This summary is not intended to be a complete discussion of the respective rights and it is qualified in its entirety by reference to Delaware law and French law.
	France	Delaware
Number of Directors
Under French law, a société anonyme must have at least three and may have up to 18 directors. The number of directors is fixed by or in the manner provided in the by-laws. In addition, the composition of a board of directors endeavors to seek a balanced representation of women and men.
Since January 1, 2017, the number of directors of each gender may not be less than 40% when the company is listed on a regulated market or when the company meets certain criteria of turnover and number of employees, if not listed on a regulated market. Any appointment made in violation of this limit that is not remedied as well as the deliberations taken by the director irregularly appointed will be null and void. The directors are appointed at the shareholders’ general meetings.
Under Delaware law, a corporation must have at least one director and the number of directors shall be fixed by or in the manner provided in the by-laws, unless the certificate of incorporation fixes the number of directors.
Director Qualifications	Under French law, a corporation may prescribe qualifications for directors under its by-laws. In addition, under French law, directors of a corporation may be legal entities (with the exception of the Chairman of the board of	Under Delaware law, a corporation may prescribe qualifications for directors under its certificate of incorporation or by-laws. Under Delaware law, only individuals may be directors.

	France	Delaware
directors), and such legal entities must designate an individual to represent them and to act on their behalf at meetings of the board of directors.
Removal of Directors	Under French law, directors may be removed from office, at any time, with or without cause, by the shareholders at any shareholders’ general meeting without notice or justification, by a simple majority vote of the shareholders present and voting at the meeting in person or by proxy.	Under Delaware law, unless otherwise provided in the certificate of incorporation, directors may be removed from office, with or without cause, by a majority stockholder vote, though in the case of a corporation whose board of directors is classified, stockholders may effect such removal only for cause.
Vacancies on the Board of Directors	Under French law, vacancies on the board of directors resulting from death or resignation, provided that at least three directors remain in office, may be filled by a majority of the remaining directors pending ratification at the next shareholders’ general meeting. A shareholders’ meeting needs to be held immediately to appoint new directors if the number of directors falls below the minimum required by law.	Under Delaware law, vacancies on a corporation’s board of directors, including those caused by an increase in the number of directors, unless otherwise provided in the certificate of incorporation, may be filled by stockholders or by a majority of the remaining directors (even though less than a quorum).
Annual General Meeting	Under French law, the annual general meeting of shareholders shall be held at such place, on such date and at such time as decided each year by the board of directors and notified to the shareholders in the convening notice of the annual meeting, within six months following the end of the relevant fiscal year unless such period is extended by court order.	Under Delaware law, the annual meeting of stockholders shall be held at such place, on such date and at such time as may be provided by the certificate of incorporation or by the by-laws, or by the board of directors if neither the certificate of incorporation or the by-laws so provide, provided that the court may order an annual meeting upon the application of a director or stockholder if a corporation has not held a meeting within 30 days of a date designated for the meeting or within 13 months after the latest of the company’s organization, the last annual meeting or the last action by written consent to elect directors.
General Meeting	Under French law, general meetings of the shareholders may be called by the board of directors or, failing that, by the statutory auditors, or by a court appointed agent (mandataire ad hoc) or liquidator in certain	Under Delaware law, special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the by-laws.

	France	Delaware
circumstances, or by the majority shareholder in capital or voting rights following a public tender offer or exchange offer or the transfer of a controlling block on the date decided by the board of directors or the relevant person.
Notice of General Meetings	French law provides that, at least 15 days before the date set for any general meeting on first notice, and at least ten days before the date set for any general meeting on second notice, notice of the meeting (avis de convocation) must be sent by mail to all holders of properly registered shares who have held such shares on the date of the notice. A preliminary written notice (avis de réunion) must be sent to each shareholder who has requested to be notified in writing. This notice to shareholders holding registered shares may also be transmitted by electronic means of telecommunication, in lieu of any such mailing, to any shareholder requesting it beforehand by registered letter with acknowledgment of receipt in accordance with legal and regulatory requirements, specifying their e-mail address. When the shareholders’ general meeting cannot deliberate due to lack of required quorum, the second meeting must be called at least ten calendar days in advance in the same manner as used for the first notice. The notice shall specify the name of the company, its legal form, share capital, registered office address, registration number with the French Registry of Trade and Companies (registre du commerce et des sociétés), the place, date, hour and agenda of the meeting and its nature (ordinary and/or extraordinary meeting). The convening notice must also indicate the conditions under which the shareholders may vote by correspondence and the places and conditions in which they can obtain voting forms by mail.	Under Delaware law, unless otherwise provided in the certificate of incorporation or by-laws, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than ten nor more than 60 days before the date of the meeting and shall specify the place, date, hour, means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote, the record date for voting if it is different from the record date for determining notice and purpose or purposes of the meeting.

	France	Delaware
Proxy	All shareholders who have properly registered their shares have the right to participate in general shareholders’ meetings, either in person, by proxy, or by mail, and to vote according to the number of shares they hold. Each share confers on the shareholder the right to one vote. A proxy may be granted by a shareholder whose name is registered on our share registry to his or her spouse, his/her partner with whom he/she has entered into a civil union, to another shareholder or to a legal representative, in the case of a legal entity, or by sending a proxy to the company. Under French law, a proxy that is returned without instructions will be counted as present for purposes of the quorum and will be counted (i) in favor of the adoption of the draft resolutions supported by the board of directors and (ii) against the adoption of all other draft resolutions that were not expressly supported by the board of directors. The proxy is only valid for a single meeting or for successive meetings convened with the same agenda. It can also be granted for two shareholders’ general meetings, one ordinary, and the other extraordinary, held on the same day or within a period of 15 days.	Under Delaware law, at any meeting of stockholders, a stockholder may designate another person to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.
Shareholder Action by Written Consent	Under French law, shareholders’ action by written consent is not permitted in a société anonyme.	Under Delaware law, a corporation’s certificate of incorporation (1) may permit stockholders to act by written consent if such action is signed by all stockholders, (2) may permit stockholders to act by written consent signed by stockholders having the minimum number of votes that would be necessary to take such action at a meeting or (3) may prohibit actions by written consent.
Preemptive Rights	Under French law, in case of issuance of additional shares or other securities for cash or set-off against cash debts, the existing shareholders have preferential subscription rights (droits	Under Delaware law, unless otherwise provided in a corporation’s certificate of incorporation, a stockholder does not, by operation of law, possess preemptive rights to subscribe to

	France	Delaware
	préférentiels de souscription) to these securities on a pro rata of his/her share ownership unless such rights are waived by a two-thirds majority of the votes held by the shareholders present or represented by proxy or voting by mail at the extraordinary general meeting deciding or authorizing the capital increase. In case such preferential subscription rights have not been waived by the shareholders’ extraordinary general meeting, each shareholder may individually either exercise, assign or not exercise its preferential subscription rights. Further, preferential subscription rights may only be exercised during the subscription period. In accordance with French law, the exercise period cannot be less than five trading days in duration. Preferential subscription rights are transferable during the subscription period, but starting two business days prior to the start of the subscription period and ending two business days prior to its closing.	additional issuances of the corporation’s stock or to any security convertible into such stock
Sources of Dividends
Under French law, dividends may only be paid by a French société anonyme out of “distributable profits” (bénéfices distribuables) plus any distributable reserves and “distributable premium” that the shareholders decide to make available for distribution, other than those reserves that are specifically required by law.
“Distributable profits” (bénéfices distribuables) consist of the unconsolidated net profits of the relevant corporation for each fiscal year, as increased or reduced by any profit or loss carried forward from prior years, less any contributions to the reserve accounts pursuant to French law.
“Distributable premium” refers to the contribution paid by the shareholders in addition to the par value of their ordinary shares for their subscription that the
Under Delaware law, subject to any restrictions under a corporation’s certificate of incorporation, dividends may be paid by a Delaware corporation either out of (1) surplus as defined in and computed in accordance with Delaware law or (2) in case there is no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, except when the capital is diminished by depreciation in the value of its property, or by losses, or otherwise, to an amount less than the aggregate amount of capital represented by issued and outstanding stock having a preference on the distribution of assets.

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shareholders decide to make available for distribution.
Except in case of a share capital reduction, no distribution can be made to the shareholders when the net equity is, or would become, lower than the amount of the share capital plus the reserves that cannot be distributed in accordance with the law or the company’s by-laws.

Repurchase of Ordinary Shares	Pursuant to French law, a company whose shares are not admitted to trading on a regulated market subject to the provisions of Article L. 433-3 II of the French Monetary and Financial Code, may not acquire its own shares except (a) to reduce its share capital under certain circumstances with the approval of the shareholders at an extraordinary general meeting, (b) to provide shares for distribution to employees under a profit sharing, a free share plan or a stock option plan, (c) to offer shares as payment in exchange for assets acquired by the company in the context of an external growth, merger, demerger or contribution transaction and (d) to provide shares to shareholders as part of a sale procedure organized by the company. However, the company may not hold more than 10% of its shares then-issued and 5% for a repurchase of shares to offer them as payment or in exchange for assets acquired by the company in the context of an external growth, merger, demerger or contribution transaction. A subsidiary of the company is prohibited by French law from holding shares of the company and, in the event it becomes a shareholder of the company, such shareholder must transfer all the shares of the company that it holds.	Under Delaware law, a corporation may generally redeem or repurchase shares of its stock unless the capital of the corporation is impaired or such redemption or repurchase would impair the capital of the corporation.
Liability of Directors	Under French law, the company’s by-laws may not include any provisions limiting the liability of directors. Civil liabilities of the directors may be sought for (1) an	Under Delaware law, a corporation’s certificate of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation and its

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infringement of laws and regulations applicable to a company, (2) breach of the by-laws and (3) management failure.
stockholders for damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for:
•
any breach of the director’s duty of loyalty to the corporation or its stockholders;

•
acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•
intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or

•
any transaction from which the director derives an improper personal benefit.

Voting Rights	French law provides that, unless otherwise provided in the by-laws, each shareholder is entitled to one vote for each share of capital stock held by such shareholder. Our bylaws do not provide otherwise.	Delaware law provides that, unless otherwise provided in the certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder.
Shareholder Vote on Certain Transactions
Generally, under French law, completion of a merger, dissolution, sale, lease or exchange of all or substantially all of a corporation’s assets requires:
•
the approval of the board of directors; and

•
the approval by a two-thirds majority of the votes held by the shareholders present, represented by proxy or voting by mail at the relevant shareholders’ meeting or, in the case of a merger that will result in an increase of the shareholders’ commitments or with a non-EU company, approval of all shareholders of the corporation (by exception, the extraordinary general meeting of the acquiring company may delegate to the board of directors authority to decide a merger-absorption or to determine the terms and conditions of the merger plan).

Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock or under certain circumstances, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation’s assets or dissolution requires:
•
the approval of the board of directors; and

•
the approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.

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Dissent or Dissenters’ Appraisal Rights	French law does not provide for any such right but provides that a merger is subject, depending on the circumstances of the merger, to shareholders’ approval by a two-thirds majority vote, or unanimous decisions of the shareholders, as stated above.
Under Delaware law, a holder of shares of any class or series has the right, in specified circumstances, to dissent from a merger or consolidation by demanding payment in cash for the stockholder’s shares equal to the fair value of those shares, as determined by the Delaware Chancery Court in an action timely brought by the corporation or a dissenting stockholder. Unless otherwise provided in the certificate of incorporation, Delaware law grants these appraisal rights only in the case of mergers or consolidations and not in the case of a sale or transfer of assets or a purchase of assets for stock. Further, no appraisal rights are available for shares of any class or series that is listed on a national securities exchange or held of record by more than 2,000 stockholders, unless the agreement of merger or consolidation requires the holders to accept for their shares anything other than:
•
shares of stock of the surviving corporation;

•
shares of stock of another corporation that are either listed on a national securities exchange or held of record by more than 2,000 stockholders;

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cash in lieu of fractional shares of the stock described in the two preceding bullet points; or

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any combination of the above.

In addition, appraisal rights are not available to holders of shares of the surviving corporation in specified mergers that do not require the vote of the stockholders of the surviving corporation.

Standard of Conduct for Directors	French law does not contain specific provisions setting forth the standard of conduct of a director. However, directors have a duty of loyalty, a duty to act without self-interest, on	Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by

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	a well-informed basis and they cannot make any decision against a corporation’s corporate interest (intérêt social) taking into consideration the social and environmental aspects of their activity, where applicable.	the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interest of the stockholders.
Shareholder Suits
French law provides that a shareholder, or a group of shareholders, may initiate a legal action to seek indemnification from the directors of a corporation in the corporation’s corporate interest if it fails to bring such legal action itself. If so, any damages awarded by the court are paid to the corporation and legal fees relating to such action may be borne by the relevant shareholder or the group of shareholders.
The plaintiff must remain a shareholder through the duration of the legal action.
There is no other case where shareholders may initiate a derivative action to enforce a right of a corporation.
A shareholder may alternatively or cumulatively bring individual legal action against the directors, provided he has suffered distinct damages from those suffered by the corporation. In this case, any damages awarded by the court are paid to the relevant shareholder.

Under Delaware law, a stockholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:
•
state that the plaintiff was a stockholder at the time of the transaction of which the plaintiff complains or that the plaintiff’s shares thereafter devolved on the plaintiff by operation of law; and

•
allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors and the reasons for the plaintiff’s failure to obtain the action; or

•
state the reasons for not making the effort.

Additionally, the plaintiff must remain a stockholder through the duration of the derivative suit. The action will not be dismissed or compromised without the approval of the Delaware Court of Chancery.

Amendment of Certificate of Incorporation	Under French law, corporations are not required to file a certificate of incorporation with the French Registry of Trade and Companies (registre du commerce et des sociétés) and only have by-laws (statuts) as organizational documents.
Under Delaware law, generally a corporation may amend its certificate of incorporation if:
•
its board of directors has adopted a resolution setting forth the amendment proposed and declared its advisability; and

•
the amendment is adopted by the affirmative votes of a majority (or greater percentage as may be specified by the corporation) of the voting power of the outstanding shares entitled to vote on the amendment and a majority (or greater percentage as may be

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specified by the corporation) of the voting power of the outstanding shares of each class or series of stock, if any, entitled to vote on the amendment as a class or series.
Amendment of By-laws	Under French law, only the extraordinary shareholders’ meeting is authorized to adopt or amend the by-laws. The board of directors can amend the by-laws to comply with legal provisions, subject to the ratification of such amendments by the next extraordinary shareholders’ meeting. The board of directors is also authorized to amend the by-laws as a result of a decision to relocate the company’s registered office in France, subject to ratification by the next ordinary shareholders’ meeting.	Under Delaware law, the stockholders entitled to vote have the power to adopt, amend or repeal by-laws. A corporation may also confer, in its certificate of incorporation, that power upon the board of directors.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
American Depositary Shares
Our ordinary shares are traded on the Nasdaq Global Market represented by ADSs delivered by The Bank of New York Mellon (the “depositary”) pursuant to the deposit agreement (the “deposit agreement”) dated as of July 31, 1997, as amended and restated as of April 7, 2008, among our company, The Bank of New York Mellon, as depositary, and all owners and beneficial owners from time to time of ADSs issued thereunder. Ordinary shares that may be issued pursuant to this prospectus and the applicable prospectus supplement, whether directly or upon conversion of preferred shares or exercise of warrants, may be represented by ADSs. The ADSs may be uncertificated securities or certificated securities evidenced by American Depositary Receipts, or ADRs. Each ADS will represent one share (or a right to receive one share) deposited with the principal Paris office of Uptevia (formerly BNP Paribas Securities Services) (the “custodian”), as custodian for the depositary under the deposit agreement. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The depositary’s corporate trust office at which the ADSs will be administered and its principal executive office are located at 240 Greenwich Street, New York, NY 10286 (the “Corporate Trust Office”).
You may hold ADSs either directly or indirectly through your broker or other financial institution. If you hold ADSs directly, you are an ADS holder. This description assumes you hold your ADSs directly. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.
As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. French law governs the rights of holders of our ordinary shares. The depositary will be the holder of the shares underlying your ADSs. As a holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder, and the beneficial owners of ADSs set out ADR holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADRs.
We refer to the shares that are at any time deposited or deemed deposited under the deposit agreement and any and all other securities, cash and property received by the depositary or the custodian in respect thereof and at such time held under the deposit agreement as “Deposited Securities”.
The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. Directions on how to obtain copies of those documents are provided under “Where You Can Find More Information About Us.”
Deposit, Transfer and Withdrawal
French law provides that ownership of shares generally be evidenced only by an inscription in an account in the name of the holder maintained by either the issuer or an authorized intermediary such as a bank. See above “Form and Holding of Shares (French law)” in this prospectus. Thus, all references to the deposit, surrender and delivery of our shares refer only to book-entry transfers and do not contemplate the physical transfers of certificates representing the shares in France.
The depositary has agreed, subject to the terms and conditions of the deposit agreement, that upon notice from the custodian of deposit of our shares, or evidence of rights to receive our shares, and pursuant to appropriate instruments of transfer, it will deliver through its Corporate Trust Office to the person or persons specified by the depositor, ADSs registered in the name or names of such person or persons for the number of ADSs issuable in respect of such deposit, upon payment to the depositary of its fees and expenses and of any taxes or charges.
Upon surrender of ADSs at the Corporate Trust Office of the depositary for the purpose of withdrawal of the Deposited Securities represented by the ADSs, payment of the fees, governmental charges and taxes provided in the deposit agreement and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal, and subject to the provisions of the deposit agreement, our articles of association and the Deposited Securities, the ADS holder is entitled to delivery to it or upon its order of the shares and any other Deposited Securities at the time represented by the ADSs at the Corporate Trust Office of the depositary or at the office of the custodian in Paris. The forwarding for delivery at the Corporate Trust Office of the depositary of cash, other property (other than rights) and documents of title for such delivery will be at the request, risk and expense of the ADS holder.
Dividends, Other Distributions and Rights
Subject to any restrictions imposed by applicable law, regulations or applicable permits, the depositary will be required to convert or cause to be converted into U.S. dollars, to the extent it can do so on a reasonable basis and can transfer the resulting U.S. dollars to the United States, within one business day or as promptly as practicable, all cash dividends and other cash distributions denominated in a currency other than U.S. dollars, or foreign currency, including euros, that it receives in respect of the Deposited Securities and to distribute the resulting dollar amount (net of fees and expenses of the Depositary) as promptly as practicable to the owners of the ADSs entitled thereto, in proportion to the number of ADSs representing such Deposited Securities held by them. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among owners on account of exchange restrictions or the date of delivery of any ADSs or otherwise. The amount distributed will be reduced by any amount on account of taxes to be withheld by us or the depositary.
If any foreign currency cannot be converted to U.S. dollars in whole or in part, and transferred, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the depositary cannot be promptly obtained, the depositary shall, as to the portion of the foreign currency that is convertible, make such conversion and distribution in U.S. dollars to the extent permissible to the owners entitled thereto, and as to the non-convertible balance, distribute foreign currency received by it to each owner requesting in writing such distribution and hold the balance of such foreign currency not so distributed uninvested for the respective accounts of the owners of ADRs entitled thereto, without liability for the interest thereon.
If we declare a dividend in, or free distribution of, our shares, the depositary may, upon prior consultation with and approval of us, and shall if we so request, distribute to the owners, in proportion to the number of ADSs representing such Deposited Securities held by them, respectively, an aggregate number of ADSs that represents the amount of shares received as such dividend or free distribution in respect of such Deposited Securities, subject to the terms and conditions of the deposit agreement with respect to the deposit of our shares and the issuance of ADSs, including the withholding of any tax or other governmental charge and the payment of fees of the depositary. The depositary may withhold any such distribution of ADRs if it has not received satisfactory assurances from us that such distribution does not require registration under the Securities Act or is exempt from registration under the provisions of such Securities Act. In lieu of delivering fractional ADSs in the event of any such dividend or free distribution, the depositary will sell the amount of shares represented by the aggregate of such fractions and distribute the net proceeds in accordance with the deposit agreement. Each ADS shall thenceforth also represent the additional shares distributed upon the Deposited Securities represented thereby.
If we offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional shares or any rights of any other nature, the depositary, after consultation with us, will have discretion as to the procedure to be followed in making such rights available to any owners of ADRs or in disposing of such rights for the benefit of any owners and making the net proceeds available to such owners or, if by the terms of such rights offering or for any other reason, the depositary may not either make such rights available to any owners or dispose of such rights and make the net proceeds available to such owners, or if by the terms of such rights offering or for any other reason, the depositary may not either make such rights available to any owners or dispose of such rights and make the net proceeds available to such owners, then the depositary shall allow the rights to lapse; provided, however, if at the time of the offering of any rights the depositary determines that it is lawful and feasible to make such rights available to all owners or to certain owners of ADSs but not to other owners, the depositary may, and at our request will, distribute to any owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of ADSs held by such owner, warrants or other instruments therefor in such form as it deems appropriate.
If the depositary determines in its discretion that it is not lawful and feasible to make such rights available to all or certain owners, it may, and at our request will, sell the rights, warrants or other instruments in proportion to the number of ADSs held by the owner to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees of the depositary as provided in the deposit agreement, any expenses in connection with such sale and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the deposit agreement) for the account of such owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such owners because of exchange restrictions or the date of delivery of any ADSs, or otherwise. The depositary will not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to owners in general or any owner or owners in particular.
In circumstances in which rights would not otherwise be distributed, if an owner of ADSs requests the distribution of warrants or other instruments in order to exercise the rights allocable to the ADSs of such owner, the depositary will make such rights available to such owner upon written notice from us to the depositary that (a) we have elected in our sole discretion to permit such rights to be exercised and (b) such owner has executed such documents as we have determined in our sole discretion are reasonably required under applicable law.
If the depositary has distributed warrants or other instruments for rights, upon instruction pursuant to such warrants or other instruments to the depositary from such owner to exercise such rights, upon payment by such owner to the depositary for the account of such owner of an amount equal to the purchase price of our shares to be received upon exercise of the rights, and upon payment of the fees of the depositary as set forth in such warrants or other instruments, the depositary will, on behalf of such owner, exercise the rights and purchase the shares, and we shall cause the shares so purchased to be delivered to the depositary on behalf of such owner. As agent for such owner, the depositary will cause the shares so purchased to be deposited, and will deliver the ADSs to such owner pursuant to the deposit agreement.
The depositary will not offer rights to owners of ADSs unless both the rights and the securities to which such rights relate are either exempt from or not subject to registration under the Securities Act with respect to a distribution to all owners or are registered under the provisions of the Securities Act. Notwithstanding any terms of the deposit agreement to the contrary, we shall have no obligation to prepare and file a registration statement for any purpose. The depositary will not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to owners in general or any owner or owners in particular.
Whenever the depositary shall receive any distribution other than cash, our shares or rights in respect of the Deposited Securities, the depositary will cause the securities or property received by it to be distributed to the owners entitled thereto, after deduction or upon payment of any fees and expenses of the depositary or any taxes or other governmental charges, in proportion to the respective holdings of the owners, in any manner that the depositary, after consultation with us, may reasonably deem equitable and practicable for accomplishing such distribution. If, in the opinion of the depositary, such distribution cannot be made proportionately among the owners entitled thereto, or if for any other reason (including any requirement that we or the depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act in order to be distributed) the depositary deems such distribution not feasible, the depositary may, after consultation with us, adopt such method as we may reasonably deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, with the net proceeds of any such sale (net of the fees of the depositary) to be distributed by the depositary to the owners of ADSs entitled thereto as in the case of a distribution received in cash.
Whenever the depositary receives notice from us that we have declared a dividend or other distribution payable in our shares or cash at the election of each holder of our shares, or as otherwise payable if no such election is made pursuant to the terms of the relevant distribution, the depositary will mail a notice to the owners of the ADSs informing them of the distribution and stating that owners of ADSs will be entitled, subject to any applicable provisions of French law, our articles of association or the relevant terms of such distribution, to instruct the depositary as to the form in which such owner elects to receive the distribution. Upon a timely written request from an owner, the depositary will endeavor, insofar as practicable, to make the requested election and distribute cash or shares, as the case may be, to such owners in accordance with the terms of the deposit Agreement. If the depositary does not receive timely instructions from any owner of

ADSs as to such owner’s election, the depositary will not make any election with respect to the shares represented by such owner’s ADSs and will distribute the shares or cash it receives, if any, in respect of such shares to the relevant owner.
If the depositary determines that any distribution of property other than cash (including our shares and rights to subscribe therefore) is subject to any tax or other governmental charge which the depositary is obligated to withhold, the depositary may, by public or private sale, dispose of all or a portion of such property in such amounts and in such manner as the depositary deems necessary and practicable to pay such taxes or charges and the depositary will distribute the net proceeds of any such sale after deduction of such taxes or charges to the owners of ADSs entitled thereto in proportion to the number of ADSs held by them, respectively.
Upon any change in nominal or par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting us or to which we are a party, any securities that shall be received by the depositary or custodian in exchange for, in conversion of, or in respect of Deposited Securities will be treated as new Deposited Securities under the deposit agreement, and the ADSs will thenceforth represent, in addition to the existing Deposited Securities, the right to receive the new Deposited Securities so received in exchange or conversion, unless additional ADSs are delivered pursuant to the following sentence. In any such case the depositary may, with our approval and will if we so request, execute and deliver additional ADSs as in the case of a distribution in shares, or call for the surrender of outstanding ADSs to be exchanged for new ADSs specifically describing such new Deposited Securities.
Record Dates
Whenever any cash dividend or other cash distribution becomes payable or any distribution other than cash is made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the depositary gives effect to a change in the number of our shares that are represented by each ADS, or whenever the depositary shall receive notice of any meeting of holders of shares or other Deposited Securities, or whenever the depositary shall find it necessary or convenient, the depositary will fix a record date, which shall be the same date as for the Shares or a date fixed after consultation with us and as close thereto as practicable (i) for the determination of the owners of ADRs who shall be (a) entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or (b) entitled to give instructions for the exercise of voting rights at any such meeting, (ii) for fixing the date on or after which each ADS will represent the changed number of shares, all subject to the provisions of the deposit agreement or (iii) to facilitate any other matter for which the record date was set.
Voting of Deposited Securities
The procedures described herein must be followed in order for owners of ADSs to give voting instructions in respect of the underlying shares.
We will use reasonable efforts to request that the depositary notify owners of ADSs of upcoming votes and ask for voting instructions from such owners. Upon receipt by the depositary of notice of any meeting of holders of shares or other Deposited Securities, the depositary shall, at our request, mail to the owners of the ADRs (i) a copy or summary in English of the notice of such meeting sent by us, (ii) a statement that such owner as of the close of business on a record date established by the depositary pursuant to the deposit agreement will be entitled, subject to any applicable provisions of French law, our articles of association and the Deposited Securities (which provisions, if any, will be summarized in pertinent part in such statement), to instruct the depositary with regard to the exercise of the voting rights, if any, pertaining to the shares or other Deposited Securities represented by such owner’s ADSs, (iii) copies or summaries in English of any materials or other documents provided by us for the purpose of enabling such owners to give instructions for the exercise of such voting rights, and (iv) a voting instruction card setting forth the date established by the depositary for the receipt of such voting instruction card (the “Receipt Date”). The voting instruction card shall include an express indication that such instructions may be given or deemed given (as explained below) (a) if no voting instruction card is received by the depository on or before the Receipt Date, (b) if the depositary receives an improperly completed or blank voting instruction card or (c) if the voting instructions included in the voting instruction card are illegible or unclear. Voting instructions may be given only in respect of a number of ADSs representing an integral number of shares. For a discussion of certain requirements relating to an ADR holder’s right to vote, see above “Ordinary Shares-Attendance and Voting at Shareholders’ Meetings (French Law)” in this prospectus.
Upon receipt by the depositary from an owner of ADSs of a properly completed voting instruction card on or before the Receipt Date, the depositary will either, in its discretion (i) use reasonable efforts, insofar as practical and permitted under any applicable provisions of French law and our articles of association, to vote or cause to be voted the shares represented by such ADSs in accordance with any non-discretionary instructions set forth in such voting instruction card or (ii) forward such instructions to the custodian and the custodian will use its reasonable efforts, insofar as practical and permitted under any applicable provisions of French law and our articles of association, to vote or cause to be voted the shares represented by such ADSs in accordance with any non-discretionary instructions set forth in such voting instruction card. If no voting instruction card is received by the depositary from an owner with respect to any of the shares represented by such owner’s ADSs on or before the Receipt Date, or if the voting instruction card is improperly completed or blank, or if the voting instructions included in the voting instruction card are illegible or unclear, such owner shall be deemed to have instructed the depositary to vote such shares and the depositary shall vote such shares in favor of any resolution proposed or approved by our Board of Directors and against any resolution not so proposed or approved.
We and the depositary may modify or amend the above voting procedures or adopt additional voting procedures from time to time as we and the depositary determine may be necessary or appropriate to comply with French or United States law or our articles of association. There can be no assurance that such modifications, amendments or additional voting procedures will not limit the practical ability of owners and beneficial owners of ADSs to give voting instructions in respect of the shares represented by ADSs or will not include restrictions on the ability of owners and beneficial owners of ADSs to sell ADSs during a specified period of time prior to a shareholders’ meeting.
Reports and Other Communications
The depositary will make available for inspection by owners of ADSs at its Corporate Trust Office any reports, notices and other communications, including any proxy soliciting material, received from us, which are both (a) received by the depositary, the custodian or a nominee of either as the holder or the Deposited Securities and (b) transmitted to the holders of our shares or other Deposited Securities by us. The depositary will also, at our request, send to the owners copies of such reports, notices and communications when furnished by us pursuant to the deposit agreement, including English-language versions, as applicable, of any such reports, notices and communications.
Amendment and Termination of the Deposit Agreement
The form of ADSs and any provisions of the deposit agreement may at any time and from time to time be amended by agreement between us and the depositary in any respect which we and the depositary may deem necessary or desirable without the consent of the owners of ADSs. However, any amendment that imposes or increases any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which otherwise prejudices any substantial existing right of ADS owners, will not take effect as to outstanding ADSs until the expiration of 30 days after notice of any amendment has been given to the owners of outstanding ADSs. Every owner of an ADS at the time any such amendment so becomes effective, will be deemed, by continuing to hold such ADS, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby. In no event will any amendment impair the right of any owner of an ADS to surrender such ADS and receive therefor the Deposited Securities represented thereby, except to comply with mandatory provisions of applicable law.
The depositary will at any time at our direction terminate the deposit agreement by mailing notice of such termination to the owners of the ADSs then outstanding 30 days prior to the date fixed in such notice for such termination. The depositary may likewise terminate the deposit agreement by mailing notice of such termination to us and the owners of all ADSs then outstanding, if any time 60 days having expired after the depositary will have delivered to us written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment, in accordance with the terms of the deposit agreement. If any ADSs remain outstanding after the date of termination of the deposit agreement, the depositary thereafter will discontinue the registration of transfers of ADSs, will suspend the distribution of dividends to the owners thereof and will not give any further notices or perform any further acts under the deposit agreement, except the collection of dividends and other distributions pertaining to the Deposited Securities, the sale of rights and other property and the delivery of underlying shares, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for surrendered ADSs (after deducting the fees of the depositary and other expenses set forth in the deposit agreement). At any time after the expiration of one year from the date of termination, the depositary may sell the Deposited Securities then held thereunder and hold uninvested the net proceeds of such sale together with any other cash, unsegregated and without liability for interest, for the pro rata benefit of the owners that have not theretofore surrendered their ADSs, such owners thereupon becoming general creditors of the depositary with respect to such net proceeds. After making such a sale, the depositary will be discharged from all obligations under the deposit agreement, except to account for net proceeds and other cash (after deducting the fees of the depositary and other expenses set forth in the deposit agreement and any applicable taxes or other governmental charges).
Charges of Depositary
The depositary will charge any party depositing or withdrawing shares or any party surrendering ADSs or to whom ADSs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by us or an exchange of stock regarding the ADSs or Deposited Securities or a distribution of ADSs pursuant to the deposit agreement) where applicable; (1) taxes and other governmental charges; (2) such registration fees as may from time to time be in effect for the registration of transfers of shares generally on our share register (or any agent appointed by us for transfers and registration of shares) and applicable to transfers of shares to the name of the depositary or its nominee or the custodian or its nominee on the making of deposits or withdrawals; (3) such cable, telex and facsimile transmissions expenses as are expressly provided in the deposit agreement; (4) such expenses as are incurred by the depositary in the conversion of foreign currency pursuant to the deposit agreement; (5) a fee of $5.00 or less per 100 ADSs (or portion thereof) for the delivery and for the surrender of ADSs pursuant to the deposit agreement; (6) a fee of $0.02 or less per ADS (or portion thereof) for any cash distribution pursuant to the deposit agreement; and (7) a fee for the distribution of securities other than shares under the deposit agreement, such fee being in an amount equal to the fee for the delivery referred to above which would have been charged as a result of the deposit of such securities and (treating all such securities as if they were shares) if they had not been instead distributed by the depositary to owners of the ADSs.
The depositary, pursuant to the deposit agreement, may own and deal in any class of our securities and in ADSs.
Liability of Owner for Taxes
If any tax or other governmental charge shall become payable by the custodian or the depositary with respect to any ADS or any Deposited Securities represented by the ADSs evidenced by such ADS, such tax or other governmental charge will be payable by the owner of such ADS to the depositary. The depositary may refuse to effect any transfer of such ADS or any withdrawal of Deposited Securities underlying such ADS and may apply such dividends, distributions or the proceeds of any such sale to pay any such tax or other governmental charge and the owner of such ADS will remain liable for any deficiency.
Transfer of American Depositary Shares
The ADSs are transferable on the books of the depositary, provided that the depositary may close the transfer books (when other than in the ordinary course of business in consultation with us to the extent practicable) at any time, or from time to time, when deemed expedient by it in connection with the performance of its duties or at our written request. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any ADS, the delivery of any distribution thereon, or withdrawal of any Deposited Securities, the Company, depositary, custodian or registrar may require payment from the owner of the ADS or the depositor of the shares of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer, registration or conversion fee with respect thereto (including any such tax or charge and fee with respect to shares being deposited or withdrawn) and payment of any applicable fees payable by the holders of ADSs.
The depositary may refuse to effect the transfer of the ADSs, to register the transfer of any ADS or to make any distribution on, or related to, shares until it has received such proof of citizenship or residence, exchange control approval or other information as it may deem necessary or proper. The delivery, transfer, registration of transfer of outstanding ADSs and surrender of ADSs generally may be suspended or refused during any period when the transfer books of the depositary, the Company and the registrar are closed or if any such action is deemed necessary or advisable by the depositary or the Company, at any time or from time to time subject to the provisions of the deposit agreement. Notwithstanding anything in the deposit agreement to the contrary, the surrender of outstanding ADSs and the withdrawal of Deposited Securities may not be suspended except as permitted in General Instruction I(A)(1) to Form F-6 (as such form may be amended from time to time) under the Securities Act, which currently permits suspension only in connection with (i) temporary delays caused by closing the transfer books of the depositary or the Company or the deposit of shares in connection with voting at a shareholders’ meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the ADSs or the withdrawal of the Deposited Securities. See “— Voting of Deposited Securities” with respect to additional transfer restrictions.
Acquisitions of ADSs
Pursuant to the terms of the deposit agreement, all notifications and approvals required pursuant to our articles of association or under French law in connection with the acquisition of shares are applicable in all respects.
General
Neither the depositary nor we, nor our respective directors, employees, agents or controlling persons (as defined under the Securities Act) will be liable to any owner or beneficial owner of ADSs if by reason of any provision of any present or future law or regulation of the United States, France or any other country, or of any other governmental or regulatory authority or stock exchange or by reason of any provision, present or future, of our articles of association, or by reason of any act of God or war or other circumstance beyond its or our control, the depositary or us or any of its or our directors, employees, agents or controlling persons (as defined under the Securities Act) shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the deposit agreement or the Deposited Securities it is provided will be done or performed; nor will we or the depositary incur any liability to any owner or beneficial owner of ADSs by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the deposit agreement it is provided will or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for under the deposit agreement or our articles of association.
We and the depositary assume no obligation, nor shall either we or the depositary be subject to any liability under the deposit agreement, except that each agrees to perform their respective obligations specifically set forth therein without negligence or bad faith.
The depositary will keep books at its Corporate Trust Office in the city of New York for the registration of transfers of ADSs, which at all reasonable times will be open for inspection by the owners of ADSs, provided that such inspection will not be for the purpose of communicating with owners in the interest of a business or object other than our business or a matter related to the deposit agreement or the ADSs.
The depositary may appoint one or more co-transfer agents for the purposes of effecting transfers, combinations and split-ups of ADSs at designated transfer offices on behalf of the depositary. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by owners or persons entitled to ADSs and will be entitled to protection and indemnity to the same extent as the depositary.
Governing Law
The deposit agreement and the ADSs are governed by the laws of the State of New York.

DESCRIPTION OF PREFERRED SHARES
The particular terms of each issue or series of preferred shares will be described in the related prospectus supplement. This description will include, where applicable, a description of:
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the title and nominal value of the preferred shares;

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the number of preferred shares we are offering;

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the liquidation preference per share;

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the issue price per preferred share (or if applicable, the calculation formula of the issue price per preferred share);

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whether preferential subscription rights will be issued to existing shareholders;

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the dividend rate per preferred share, dividend period and payment dates and method of calculation for dividends, provided that certain conditions of French law, which are described below, are met;

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whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

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our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

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the relative ranking and preferences of the preferred shares as to dividend rights (preferred dividend if any) and rights if we liquidate, dissolve or wind up the Company;

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the procedures for any auction and remarketing, if any;

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the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

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any listing of the preferred shares on any securities exchange or market;

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whether the preferred shares will be convertible into our ordinary shares (including ordinary shares represented by ADSs) or preferred shares of another category, and, if applicable, conditions of an automatic conversion into ordinary shares (including ordinary shares represented by ADSs), if any;

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the conversion period, the conversion price, or how such price will be calculated, and under what circumstances it may be adjusted;

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voting rights, if any, of the preferred shares;

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preemption rights, if any;

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other restrictions on transfer, sale or assignment, if any;

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whether interests in the preferred shares will be represented by American Depositary Preferred Shares;

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a discussion of any material or special U.S. federal and French income tax considerations applicable to the preferred shares;

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any limitations on issuances of any class or series of preferred shares ranking senior to or on a parity with the series of preferred shares being issued as to dividend rights and rights if we liquidate,

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dissolve or wind up our affairs;

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any rights attached to the preferred shares regarding the corporate governance of our company, which may include, for example representation rights to the Board of Directors; and

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any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred shares.

Prior to issuing preferred shares, we must convene an extraordinary shareholders meeting at which shareholders would determine the terms and conditions of the preferred shares, decide the issuance of the preferred shares or delegate authority to the Board of Directors to decide the issuance and vote to modify the by-laws in order to include the characteristics and particular rights of the preferred shares.
The extraordinary general meeting would also decide the maximum aggregate amount of share capital increases which we may carry out by issuing preferred shares, which may not exceed a specified amount of gross issue proceeds to be determined.
Under French law, any payment of dividends to the holders of preferred shares is subject to the following: (i) our net earnings (“bénéfice distribuable”) must be sufficient and available for distribution as indicated in the certified unconsolidated financial statements, and (ii) the vote by the annual shareholders meeting of a resolution approving such distribution of dividends to the holders of preferred shares.
When we issue preferred shares under this prospectus, the shares will be fully paid and non-assessable and, to the extent permitted under French law, will not have, or be subject to, any preemptive or similar rights.
The issuance of preferred shares could adversely affect the voting power of holders of ordinary shares and reduce the likelihood that holders of ordinary shares and ADSs will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of our ADSs. The issuance of preferred shares also could have the effect of delaying, deterring or preventing a change in control of our company.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of our preferred or ordinary shares, which may be represented by ADSs, or any combination of the foregoing. Warrants may be offered separately or together with ordinary shares or preferred shares. Each series of warrants will be issued under a separate warrant agreement or indenture to be entered into between us and one or more purchasers of such warrants. The applicable prospectus supplement will include details of the warrant agreements covering the warrants being offered.
The particular terms of each issue or series of warrants will be described in the related prospectus supplement. If warrants for the purchase of preferred or ordinary shares, which may be represented by ADSs, or any combination of the foregoing, are offered, the description will include, where applicable:
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the designation and aggregate number of warrants offered;

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the price at which the warrants will be offered;

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the currency or currency unit in which the warrants are denominated;

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the date on which the right to exercise the warrants will commence and the date on which the right will expire;

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the number of preferred or ordinary shares, which may be represented by ADSs, or any combination of the foregoing, that may be purchased upon exercise of each warrant and the price at which and currency or currencies in which that amount of preferred or ordinary shares, which may be represented by ADSs, or any combination of the foregoing, may be purchased upon exercise of each warrant;

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the date or dates, if any, on or after which the warrants and the related preferred or ordinary shares, which may be represented by ADSs, or any combination of the foregoing, will be transferable separately;

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the minimum or maximum amount, if any, of vested warrants that may be exercised at any one time;

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whether the warrants will be subject to redemption or call, and, if so, the terms of such redemption or call provisions; and

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any other material terms, conditions and rights (or limitations on such rights) of the warrants.

We reserve the right to set forth in a prospectus supplement or applicable free writing prospectus specific terms of the warrants that are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular terms of the warrants described in a prospectus supplement or applicable free writing prospectus differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded or supplemented by the description of such differing terms set forth in such prospectus supplement or applicable free writing prospectus with respect to such warrants.

LIMITATIONS AFFECTING SHAREHOLDERS OF A FRENCH COMPANY
Ownership of ADSs or Shares by Non-French Residents (French Law)
Under French law, there is no limitation on the right of non-French residents or non-French security holders to own, or where applicable, vote securities of a French company.
Nevertheless, any investment: (i) by (a) any non-French citizen, (b) any French citizen not residing in France (within the meaning of Article 4 B of the French Tax Code), (c) any non-French entity or (d) any French entity controlled by one of the aforementioned individuals or entities; (ii) that will result in the relevant investor (a) acquiring control of an entity having its registered office in France or an establishment registered in France, (b) acquiring all or part of a business line of an entity having its registered office in France, (c) for non-EU or non-EEA investors crossing, directly or indirectly, alone or in concert, a 25% threshold of voting rights in an entity having its registered office in France, or (d) crossing, directly or indirectly, alone or in concert, the threshold of 10% of the voting rights of a company incorporated under French law whose shares are admitted to trading on a regulated market; and (iii) developing activities in certain strategic industries related to: (a) activities likely to prejudice national defense interests, participating in the exercise of official authority or likely to prejudice public order and public security (including activities related to weapons, dual-use goods and technologies, IT systems, cryptology, data capturing devices, gambling, toxic agents or data storage), (b) activities relating to essential infrastructure, goods or services (including energy, water, transportation, space, telecom, public health, farm products, media or extraction, processing and recycling of critical raw materials), and (c) research and development activities related to critical technologies (including cybersecurity, artificial intelligence, robotics, additive manufacturing, semiconductors, quantum technologies, energy storage, photonics, renewable energy technologies or biotechnology) or dual-use goods and technologies, is subject to the prior authorization of the French Minister of Economy, which authorization, if granted, may be subject to certain undertakings. The abovementioned (ii)(c) and (d) do not apply either to a natural person who is a national of a Member State of the European Union or of a State party to the Agreement on the European Economic Area that has concluded an administrative assistance agreement with France to combat fraud and tax evasion and who is domiciled in one of these States, or to an entity in which all the members of the control chain, within the meaning of II of Article R. 151-1 of the French Monetary and Financial Code, are governed by the law of one of these States or are nationals of and domiciled in one of these States.
A “fast track” procedure is available for investors whose holdings exceed the 10% threshold but are less than the 25% threshold mentioned above.
This request for prior authorization must be filed with the French Ministry of Economy, which has 30 business days from receipt of the complete file to provide a first decision that may (i) unconditionally authorize the investment or (ii) indicate that further examination is required. In the latter case, the French Ministry of Economy must make a second decision within 45 business days from its first decision. In case of lack of response from the French Ministry of Economy within the abovementioned timeframe, the authorization will be deemed refused. If the authorization is granted, it may be subject to the signature of a letter of undertakings aimed at protecting the French national interests. If an investment requiring the prior authorization of the French Minister of Economy is completed without such authorization having been granted, the French Minister of Economy might direct the relevant investor to (i) submit a request for authorization, (ii) have the previous situation restored at its own expense, or (iii) amend the investment. In the absence of such authorization, the relevant investment shall be deemed null and void. The relevant investor might also be found criminally liable and might be sanctioned with a fine that cannot exceed the greater of: (i) twice the amount of the relevant investment, (ii) 10% of the annual turnover before tax of the target company and (iii) €5 million (for a company) or €1 million (for an individual).
The French Monetary and Financial Code (“CMF”) provides for statistical reporting requirements. Transactions by which non-French residents acquire at least 10% of the share capital or voting rights, or cross the 10% threshold, of a French resident company, are considered as foreign direct investments in France and are subject to statistical reporting requirements (Articles R. 152-1; R.152-3 and R. 152-11 of the CMF). When the investment exceeds €15,000,000, companies must declare foreign transactions directly to the Banque de France within 20 business days following the date of certain direct foreign investments in us, including any purchase of ADSs. A failure to comply with such statistical reporting requirement may be sanctioned by five years’ imprisonment and a fine of a maximum amount equal to twice the amount that should have been reported, in accordance with Article L. 165-1 of the CMF. This amount may be increased fivefold if the violation is made by a legal entity.

PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus from time to time in one or more transactions, including, without limitation:
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through agents;

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to or through underwriters;

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through broker-dealers (acting as agent or principal);

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directly by us to purchasers (including our affiliates and stockholders), through a specific bidding or auction process, a rights offering, or otherwise;

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through a combination of any such methods of sale; or

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through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:
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block transactions (which may involve crosses) and transactions on the Nasdaq Global Market or

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any other organized market where the securities may be traded;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

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ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

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sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

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sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be paid in cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.
We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.
Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.
Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. This prospectus, the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.
If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.
We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.
Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries or affiliates in the ordinary course of business.
Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.
Any person participating in the distribution of ordinary shares registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our ordinary shares by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our ordinary shares to engage in market-making activities with respect to our ordinary shares. These restrictions may affect the marketability of our ordinary shares and the ability of any person or entity to engage in market-making activities with respect to our ordinary shares.
Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

ENFORCEABILITY OF CIVIL LIABILITIES
We are a société anonyme, or limited liability corporation, organized under the laws of the Republic of France. Some of our directors and executive officers reside in the Republic of France. In addition, a substantial portion of our assets is located outside of the United States. As a result, it may be difficult for investors:
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to obtain jurisdiction over us or our non-U.S. resident officers and directors in U.S. courts, or obtain evidence in France or from French citizens or any individual being a resident in France or any officer, representative, agent or employee of a legal person having its registered office or an establishment in a territory of France, in connection with those actions in actions predicated on the civil liability provisions of the U.S. federal securities laws;

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to enforce in U.S. courts judgments obtained in such actions against us or our non-U.S. resident officers and directors;

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to bring an original action in a French court to enforce liabilities based upon the U.S. federal securities laws against us or our non-U.S. resident officers or directors; and

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to enforce in U.S. courts against us or our directors in non-U.S. courts, including French courts, judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws.

Nevertheless, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would be recognized and enforced in France provided that a French judge considers that this judgment meets the French legal requirement concerning the recognition and the enforcement of foreign judgments and is capable of being immediately enforced in the United States. A French court is therefore likely to grant the enforcement of a foreign judgment without a review of the merits of the underlying claim, only if (i) that judgment was rendered by a court having jurisdiction over the matter as the dispute is clearly connected to the jurisdiction of such court, the choice of the U.S. court was not fraudulent and the French courts did not have exclusive jurisdiction over the matter, (ii) the judgment does not contravene international public policy rules, as applied by French courts, whether such rules pertain to the merits or to the procedure of the case, including any defense rights, (iii) the judgment is not tainted with fraud and (iv) the judgment does not conflict with a French judgment or a foreign judgment (or an arbitral award) which has become effective in France. In addition, French law guarantees full compensation for the harm suffered but is limited to the actual damages, so the victim does not suffer or benefit from the situation, it being specified that under French law, the principle of awarding punitive damages is not, per se, contrary to public order, provided the amount awarded is not disproportionate to the harm suffered and the defendant’s breach.
As a result, the enforcement, by U.S. investors, of any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities law against us or members of our Board of Directors, officers or certain experts named herein who are residents of France or countries other than the United States would be subject to the above conditions.
Finally, there may be doubt as to whether a French court would impose civil liability on us, the members of our Board of Directors, our officers or certain experts named herein in an original action predicated solely upon the U.S. federal securities laws brought in a court of competent jurisdiction in France against us or such members, officers or experts, respectively.

TAXATION
Certain material U.S. federal income tax and, to the extent applicable, material French tax considerations relating to the acquisition, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement pertaining to those securities.
LEGAL MATTERS
Unless otherwise specified in the base prospectus relating to any offering of securities, the validity of the securities and certain legal matters under French and U.S. law will be passed upon by Jones Day. In addition, certain legal matters in connection with any offering of securities under this prospectus will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents with respect to matters of French and U.S. law.
EXPERTS
The consolidated financial statements of EDAP TMS S.A. as of December 31, 2025 and 2024, and for each of the years in the two-year period ended December 31, 2025, have been incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2025 in reliance upon the report of KPMG S.A., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US
We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities described in this prospectus. This prospectus does not contain all of the information set forth in this registration statement.
In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC in accordance with the requirements of the Exchange Act. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
Our SEC filings are also available over the internet at the SEC’s website at http://www.sec.gov. The address of the SEC’s internet site is provided solely for the information of prospective investors and is not intended to be an active link.
You may request a copy of this prospectus or of any of the documents incorporated by reference herein at no cost to you by writing or telephoning us at our principal executive offices, located at 4/6, rue du Dauphiné, Parc d’Activités la Poudrette-Lamartine, 69120 Vaulx-en-Velin, France, +33 (0) 4 72 15 31 50, attention: Blandine Confort.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in this prospectus unless the information incorporated by reference was filed after the date of this prospectus. We incorporate by reference:
•
Our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 25, 2026;

•
Our Current Report on Form 8-K filed with the SEC on February 12, 2026 (in each case, except for information contained therein which is furnished rather than filed); and

•
The description of our ordinary shares and ADSs contained in Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 25, 2026, including any amendment or report filed for the purpose of updating such information.

To the extent that any information contained in any current report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this prospectus unless specifically stated otherwise.
We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we sell all of the securities we are offering with this prospectus.
We will provide to you a copy of any or all of the above filings that have been incorporated by reference into this prospectus, excluding exhibits to those filings, upon your request, at no cost. Any request may be made by writing or calling us at the following address or telephone number:
EDAP TMS S.A.
4/6, rue du Dauphiné
69120 Vaulx-en-Velin, France
Attn: Investor Relations
Investor.relations@focalone.com
We are responsible for the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by us or on our behalf or to which we may have referred you. We have not authorized any other person to provide you any information other than that contained or incorporated by reference in this prospectus or any applicable accompanying prospectus supplement or free writing prospectus authorized by us. If anyone provides you with different or inconsistent information, you should not rely on it as having been authorized by us. You should not assume that the information in this prospectus, any prospectus supplement or any applicable free writing prospectus is accurate as of any date other than the date on the front of the relevant documents. Our business, financial condition, results of operations and prospects may have changed since such date. We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents.

American Depositary Shares
(Representing           Ordinary Shares)
EDAP TMS S.A.

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers
TD Cowen	Mizuho
Co-Managers
H.C. Wainwright & Co.	Lucid Capital Markets
August   , 2026